Exhibit (a) (1)

                           NORTEL NETWORKS CORPORATION

                                OFFER TO EXCHANGE
                               OUTSTANDING OPTIONS
                          GRANTED TO ELIGIBLE EMPLOYEES
           UNDER NORTEL NETWORKS' 1986 AND/OR 2000 STOCK OPTION PLANS
                          ON OR AFTER NOVEMBER 12, 1999
                                 FOR NEW OPTIONS

                         THE OFFER AND WITHDRAWAL RIGHTS
                     EXPIRE AT 11:59 P.M., EASTERN DAYLIGHT
                         SAVINGS TIME ON JULY 23, 2001,
                UNLESS THE OFFER IS EXTENDED BY NORTEL NETWORKS.

         Any questions or requests for assistance or additional copies of any documents referred to in the offer to exchange may be directed to:

                           Nortel Networks Corporation
         Attention: Stock Option Administration-Option Exchange Program
                          c/o William M. Mercer Limited
                        70 University Avenue, P.O. Box 5
                        Toronto, Ontario, Canada M5J 2M4
                    Telephone: North America: 1-877-667-8352
                         International: +1-416-868-2360
                    Facsimile: North America: 1-800-529-7101
                               Local: 416-865-4906
                         International: +1-416-865-4906
            e-mail: nortel.networks.exchange.program@ca.wmmercer.com

June 20, 2001

                           NORTEL NETWORKS CORPORATION

                                OFFER TO EXCHANGE
                               OUTSTANDING OPTIONS
                          GRANTED TO ELIGIBLE EMPLOYEES
           UNDER NORTEL NETWORKS' 1986 AND/OR 2000 STOCK OPTION PLANS
                          ON OR AFTER NOVEMBER 12, 1999
                                 FOR NEW OPTIONS

                         THE OFFER AND WITHDRAWAL RIGHTS
                     EXPIRE AT 11:59 P.M., EASTERN DAYLIGHT
                         SAVINGS TIME ON JULY 23, 2001,
                 UNLESS THE OFFER IS EXTENDED BY NORTEL NETWORKS

         Nortel Networks Corporation, which we refer to as "we," "the company" or "Nortel Networks," is offering eligible employees the opportunity to exchange all eligible options for new options that we will grant under our option plans. We are making this offer upon the terms and subject to the conditions set forth in this offer to exchange and in the related cover letter and acceptance letter (which together and, where applicable, with any other country specific documents provided by us, as they may be amended from time to time, constitute the "offer").

                               SUMMARY TERM SHEET

         The following is a summary of the material terms of the offer. We urge you to read carefully the remainder of this offer to exchange, the accompanying acceptance letter attached to the end of this document and, where applicable, any other country specific document provided by us because the information in this summary is not complete, and additional important information is contained in the remainder of this offer to exchange and the other documents. We have included references to the relevant sections in this offer to exchange where you can find a more complete description of the topics in this summary.

o Offer. Nortel Networks is offering eligible employees the opportunity to exchange all, but not less than all, of the eligible options held by an eligible employee for new options to be granted under Nortel Networks' 1986 and/or 2000 stock option plans.

o All Eligible Options Must Be Tendered. To participate in the offer, an eligible employee must tender all of his or her eligible options for cancellation. This means that an eligible employee may not tender some of his or her eligible options for cancellation and retain some eligible options; if an eligible employee wishes to tender any of his or her eligible options, the eligible employee must tender all of his or her eligible options. (Section 1)

o Eligible Employees. "Eligible employees" are all employees of Nortel Networks or one of its eligible subsidiaries who are actively employed or on an authorized leave of absence on June 20, 2001 and on the date the offer expires and whose services are performed in Canada, the United States, the United Kingdom, Ireland, Australia, Hong Kong, Brazil, France, Germany, Spain, Italy or Singapore. However, in the case of an employee who is an expatriate (i.e., an employee who is on an approved international assignment), "eligible employees" include only those expatriate employees whose home country and host country are one of those countries listed in this paragraph. Also, an employee will not be considered an "eligible employee" and, accordingly, will not be eligible to participate in this offer if, on or before the date the offer expires, such employee:

     >> receives a notice of involuntary termination (including, without limitation, redundancy) from Nortel Networks or one of its eligible subsidiaries;

     >>   resigns or gives notice of resignation from such employment;

     >>   retires or elects to retire from such employment; or

     >> enters into an agreement with Nortel Networks or one of its eligible subsidiaries with respect to such employee's resignation or retirement.

     In addition, members of Nortel Networks' board of directors and Nortel Networks' board-appointed officers, including Nortel Networks' most senior executives, are not eligible to participate in this offer. (Section 1)

o Eligible Subsidiaries. "Eligible subsidiaries" are all of Nortel Networks' subsidiaries except Nortel Networks Optical Components Inc. and subsidiaries of Nortel Networks Optical Components Inc. (Section 1)

o Eligible Options. "Eligible options" are all currently outstanding options to purchase common shares that were granted on or after November 12, 1999 under the Nortel Networks Corporation 1986 Stock Option Plan as Amended and Restated (the "1986 plan") or the Nortel Networks Corporation 2000 Stock Option Plan (the "2000 plan," and together with the 1986 plan, the "option plans"). (Section 1)

o Offer To Exchange Eligible Options for New Options. We will grant new options to those eligible employees who elect to participate in this offer, subject to the terms and conditions explained in the offer to exchange. The number of new options granted in exchange for eligible options that are cancelled in the offer will be determined as follows, subject to adjustments for any future stock splits, stock dividends and similar events:

     >> For eligible options granted on or after November 12, 1999 and before February 13, 2001, we will grant two new options for every three eligible options cancelled in the offer; and

     >> For eligible options granted on or after February 13, 2001, we will grant three new options for every four eligible options cancelled in the offer.

     However, we will not issue any new options exercisable for fractional shares. Instead, we will round down to the nearest whole number of new options with respect to each grant of eligible options. Each option entitles the eligible employee to purchase one of our common shares in accordance with the terms of the applicable option plan and instrument of grant. (Section 1)

o Eligibility Requirements for New Options. To be entitled to a grant of new options, you must meet all of the following conditions:

     >> You must be continuously and actively employed by Nortel Networks or one of its subsidiaries or on an authorized leave of absence from such employment from the date you tender eligible options for exchange to the date of grant of the new options; and

     >> You must be actively employed by Nortel Networks or one of its subsidiaries on the new option grant date or, if you are on an authorized leave of absence on the new option grant date, you must return to such active employment before February 21, 2003; and

     >>   Prior to the new option grant date, you must not have:

          + received a notice of involuntary termination (including, without limitation, redundancy) from Nortel Networks or one of its subsidiaries; or

          + elected to retire or entered into an agreement with Nortel Networks or one of its eligible subsidiaries to retire.

     (Sections 1 and 5)

o Grant Date of New Options. We expect to grant the new options on or about January 29, 2002 to eligible employees who are actively employed on that grant date. However, if the expiration date of the offer is extended by us, the grant date for the new options may also be extended. As noted below, the grant of new options to an eligible employee who is on an authorized leave of absence on the new option grant date and who returns to active employment before February 21, 2003 will be deferred until after such eligible employee returns to active employment. (Sections 1, 5 and 11)

o New Option Grant Date for Eligible Employees On An Authorized Leave of Absence. If you are on an authorized leave of absence on the new option grant date, you will be entitled to a grant of new options only if you return to active employment with Nortel Networks or one of its subsidiaries before February 21, 2003. In that event, you will receive a grant of new options within sixty (60) days of the date you return to active employment. The exercise price (also known as the grant price or subscription price) of the new options will be equal to 100% of the market price of one of our common shares on the date of grant of the new options (determined in accordance with and subject to the terms of the option plans). (Sections 1 and 5)

o Material Terms Of New Options. The new options will be granted under the same option plan that the related eligible options were granted and we will issue a new option instrument of grant evidencing the new option grant. The new options will have the same terms and conditions as the related eligible options cancelled in the offer, except for the following:

     >> Exercise Price. The exercise price (also known as the grant price or subscription price) of the new options will be equal to 100% of the market price of one of our common shares on the date of grant of the new options (except as noted below), determined in accordance with the terms of the option plans.

     >> Ninety Day Exercise Period after Termination of Employment. The new options will have a term of ten years from the original date of grant of the eligible options (not from the new option grant date). However, as with the cancelled eligible options, the new options are subject to earlier termination in the event of a termination of the eligible employee's employment. In accordance with the terms of the option plans, all of the new options will remain exercisable for 90 days following a termination of employment or possibly longer in certain circumstances such as death, retirement or disability.

     >> Exercise Price and Tax Consequences in Certain Countries. Certain countries other than the United States and Canada have tax rules that modify the determination of the market price of our common shares for purposes of establishing the exercise price of options. Also, in certain countries other than the United States and Canada, the new options may be subject to different tax rules than the rules applicable to related eligible options. We will notify the eligible employees based in the affected countries of where they can locate a separate summary of the material aspects of the different or additional tax rules that may apply to the new options in those countries.

     The new options will have the same vesting schedule as the related eligible options cancelled in the offer. Accordingly, the new options will be vested on the date of grant to the extent that the related eligible options cancelled in this offer would have been vested on that date and the remaining new options will become vested in accordance with the vesting schedule (based on the same vesting dates and percentages) applicable to the related grant of eligible options that were cancelled in the offer. (Sections 5 and 8)

o Eligible Employees Who Die After the Expiration Date Of The Offer And Prior To The New Option Grant Date. If, after the expiration date of the offer and prior to the new option grant date, you die and, therefore, you are not entitled to a grant of new options, Nortel Networks will attempt to restore your estate or other designated beneficiary to substantially the same position your estate or beneficiary would have been in with respect to your eligible options had you not participated in this offer, in such manner as Nortel Networks determines, in its sole discretion, is appropriate and in compliance with the securities laws of the relevant country.

o Eligible Employees Who Receive A Notice of Involuntary Termination (Including, Without Limitation, Redundancy) After the Expiration Date Of The Offer And Prior To The New Option Grant Date. If, after the expiration date of the offer and prior to the new option grant date, you receive a notice of involuntary termination (including, without limitation, redundancy) from Nortel Networks or one of its subsidiaries and you are to receive severance in connection with such termination, we will grant you the same number of replacement options as the number of your eligible options that were cancelled in the offer, generally with the same terms and conditions as the related eligible options. See also "Material Terms of Replacement Options" below. (Sections 1 and 5)

o Eligible Employees Who Cease Employment Due to a Business Transaction or Outsourcing of Their Position After the Expiration Date Of The Offer And Prior To The New Option Grant Date. If, after the expiration date of the offer and prior to the new option grant date, your employment with Nortel Networks and its subsidiaries ceases as a direct result of a business transaction affecting your business unit or the outsourcing of your position, we will grant you the same number of replacement options as the number of your eligible options that were cancelled in the offer, generally with the same terms and conditions as the related eligible options. See also "Material Terms of Replacement Options" below. (Sections 1 and 5)

o Eligible Employees Who Elect Or Enter Into An Agreement To Retire After the Expiration Date Of The Offer And Prior To The New Option Grant Date. If, after the expiration date of the offer and prior to the new option grant date, you are eligible and you elect to retire or you enter into an agreement with Nortel Networks or one of its subsidiaries to retire under one of the retirement plans of Nortel Networks or one of its subsidiaries in which you participate, we will grant you the same number of replacement options as the number of your eligible options that were cancelled in the offer, generally with the same terms and conditions as the related eligible options. See also "Material Terms of Replacement Options" below. (Sections 1 and 5)

o Eligible Employees Who Resign Or Receive A Notice of Involuntary Termination Without Severance After the Expiration Date Of The Offer And Prior To The New Option Grant Date. If, after the expiration date of the offer and prior to the new option grant date, you resign or you receive a notice of involuntary termination from Nortel Networks or one of its subsidiaries without severance, you will not receive a grant of new or replacement options or any other consideration or payment for such tendered and cancelled eligible options. (Sections 1 and 5)

o Grant Date Of Replacement Options. Replacement options will be granted either (i) within sixty (60) days following (a) notice of termination or retirement or (b) the date you enter into an agreement to retire or (ii) immediately prior to the closing of the business transaction affecting your business unit or the effective date of your outsourcing arrangement, whichever applies. (Sections 1 and 5)

o Material Terms Of Replacement Options. The replacement options will be granted under the same option plan that the related eligible options were granted and we will issue a new option instrument of grant evidencing the replacement options. All of the terms and conditions of the replacement options will be the same as the cancelled eligible options, including the same exercise prices and vesting schedules and dates, except that (i) the exercise price under the replacement options will be the greater of the exercise price of your cancelled eligible options and 100% of the market price of one of our common shares on the date of grant of the replacement options (or as modified to comply with local tax laws for options granted in certain countries other than the United States and Canada), determined under the terms of the option plans and (ii) all of the replacement options will remain exercisable for 90 days following termination of employment or longer in the case of death, retirement or disability. (Sections 5 and 8)

o Effect on Eligible Options Which Are Not Tendered. If you choose not to tender all of your eligible options for exchange or if we do not accept tendered options for exchange or, if having tendered, you withdraw prior to the expiration date, your eligible options will remain outstanding and retain their current exercise prices and other current terms. We currently expect that we will accept all properly tendered eligible options promptly after the expiration of this offer. (Sections 1 and 5)

o Options Not Eligible For The Offer To Exchange. The offer will have no effect on those options that are not eligible options. Those options will remain outstanding in accordance with, and subject to, their current terms. (Section 8)

o Conditions To The Offer. This offer is subject to conditions which we describe in section 6 of this offer to exchange. (Section 6)

o Recent Trading Prices For Our Common Shares. Our common shares are listed for trading on The Toronto Stock Exchange and on the New York Stock Exchange under the symbol "NT." On June 14, 2001, the last reported sales price for our common shares on The Toronto Stock Exchange was Cdn $16.23 per share and on the New York Stock Exchange was U.S.$10.60 per share. We recommend that you obtain current market quotations for our common shares before deciding whether to tender your eligible options. (Section 7)

o No Recommendation. Although our board of directors has approved the making of this offer, neither we nor our board of directors makes any recommendation as to whether you should tender or refrain from tendering your eligible options for exchange. You must make your own decision whether to tender your eligible options.

o How To Obtain More Information. You should direct questions about this offer or requests for assistance or for additional copies of this offer to exchange or the acceptance letter to Nortel Networks Corporation,
     Attention: Stock Option Administration-Option Exchange Program, c/o William
     M. Mercer Limited, 70 University Avenue, P.O. Box 5, Toronto, Ontario, Canada M5J 2M4, telephone: North America: 1-877-667-8352; International:
     +1-416-868-2360, facsimile: North America: 1-800-529-7101; Local:
     416-865-4906; International: +1-416-865-4906 and e-mail:
     nortel.networks.exchange.program@ca.wmmercer.com.


                                    IMPORTANT

o How To Participate; How To Accept The Offer. To participate and accept the offer to exchange your eligible options for new options, you must be an eligible employee and you must "tender" all of your eligible options for exchange. If you wish to tender your eligible options for exchange, you must deliver, by fax or regular external mail, the signature page of the acceptance letter, properly completed and signed (using the form of letter attached to the end of this document), to us at Nortel Networks Corporation, Attention: Stock Option Administration-Option Exchange Program Administrator, c/o William M. Mercer Limited, 70 University Avenue, P.O. Box 5, Toronto, Ontario, Canada M5J 2M4 or at facsimile: North America:
     1-800-529-7101; Local: 416-865-4906; International: +1-416-865-4906. We
     cannot accept the acceptance letter by e-mail or any form of interoffice mail. Employees in certain countries other than Canada and the United States may be required to deliver one or more documents in addition to the signature page of the acceptance letter and will be notified separately of these requirements. (Section 3)

o Withdrawal Of Election. You can withdraw your election to tender eligible options by delivering, by fax or regular external mail, the signature page of the withdrawal letter, properly completed and signed (using the form of letter attached to the end of this document), to us at the same address as the acceptance letter. We cannot accept the withdrawal letter by e-mail or any form of interoffice mail. You must withdraw all tendered options; you may not withdraw only a portion of tendered options. (Section 4)

o Deadline For Elections To Participate Or To Withdraw A Previous Election; "Expiration Date". Your acceptance letter and any withdrawal letter must be received by us before 11:59 p.m., eastern daylight savings time, on July 23, 2001, unless we extend the expiration date for the offer. If we extend this offer beyond that time, you may tender your eligible options or withdraw a previous election to tender eligible options by delivering the signed signature page to the acceptance or withdrawal letter, as the case may be, so long as we receive your signed signature page (and, if applicable in certain countries, other documents) before the extended expiration of this offer. (Sections 3 and 4)

o Offer Subject To Legal Requirements of Jurisdictions. We are not making this offer to, nor will we accept any tender of eligible options from or on behalf of, eligible employees in any country in which the offer or the acceptance of any tender of eligible options would not be in compliance with the laws of such country. However, we may, at our discretion, take any actions necessary for us to make this offer to eligible employees in any such country. (Sections 6, 12 and 19)

         We have not authorized any person to make any recommendation on our behalf as to whether you should tender or refrain from tendering your eligible options pursuant to the offer. You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to give you any information or to make any representation in connection with this offer other than the information and representations contained in this document or in the related acceptance letter attached hereto. If anyone makes any recommendation or representation to you or gives you any information, you must not rely upon that recommendation, representation or information as having been authorized by us.

                                TABLE OF CONTENTS

                                                                            Page

SUMMARY TERM SHEET.............................................................1

QUESTIONS AND ANSWERS..........................................................8

THE OFFER TO EXCHANGE.........................................................22

   1. Eligible Employees and Eligible Options;
      Expiration Date.........................................................22

   2. Purpose of the Offer....................................................23

   3. Procedures for Tendering Eligible Options...............................24

   4. Withdrawal Rights.......................................................25

   5. Acceptance of Eligible Options for Exchange
      and Issuance of New Options.............................................26

   6. Conditions of the Offer.................................................28

   7. Price Range of Common Stock Underlying
      the Eligible Options....................................................29

   8. Source and Amount of Consideration; Terms of
      New Options and Replacement Options.....................................30

   9. Information Concerning Nortel Networks..................................35

  10. Interests of Directors and Officers; Transactions
      and Arrangements Concerning the Options and Our
      Common Shares...........................................................36

  11. Status of Eligible Options Acquired by Us in the Offer;
      Accounting Consequences of the Offer....................................37

  12. Legal Matters; Regulatory Approvals.....................................38

  13. Material U.S. Federal Income Tax Consequences...........................38

  14. Material Canadian Tax Consequences......................................39

  15. Extension Of Offer; Termination; Amendment..............................40

  16. Fees And Expenses.......................................................41

  17. Additional Information..................................................41

  18. Forward Looking Statements..............................................43

  19. Miscellaneous...........................................................44

SCHEDULE A Information Concerning The Directors and Board Appointed
  Officers of Nortel Networks Corporation.....................................45

SCHEDULE B Hypothetical Examples of Various Terms, Conditions and
  Aspects of the Offer to Exchange Eligible Options...........................47

EXHIBIT 1  Form of Acceptance Letter..........................................52

EXHIBIT 2  Form of Withdrawal Letter..........................................60

                              QUESTIONS AND ANSWERS

         The following are answers to some of the questions that you may have about this offer. We urge you to read carefully the summary of this offer to exchange, the remainder of this offer to exchange, the accompanying acceptance letter attached to the end of this document and, where applicable, any other country specific document provided by us because the information in these questions and answers is not complete, and additional important information is contained in the remainder of this offer to exchange and the other documents.

1.   WHY ARE WE MAKING THE OFFER?

         Many of our outstanding options, whether or not they are currently vested and exercisable, have exercise prices that are significantly higher than the current market price of our common shares. For our stock option program to provide the intended retention and performance incentives for employees, employees must feel that our options provide them with an opportunity to realize value within a reasonable period of time. With the uncertainty of current market conditions, we believe that employees may feel that the opportunity for realizing value is limited with their existing options. By making this offer to exchange eligible options for new options, we hope to restore our employees' confidence in their potential ability to realize value for their eligible options thereby encouraging our employees to remain with Nortel Networks and ultimately maximizing shareholder value.

2.   WHAT SECURITIES ARE WE OFFERING TO EXCHANGE?

         We are offering to exchange all eligible options granted to eligible employees for new options to be granted under our applicable option plans. Eligible options are those options granted to eligible employees under our 1986 plan or our 2000 plan on or after November 12, 1999 that are outstanding on the date options are cancelled in the offer. Options assumed by Nortel Networks that were issued under any other plan are not eligible for the offer. See questions and answers 5, 7, 8, 9, 10 and 11 for a description of the material terms of the new options.

3.   WHO QUALIFIES AS AN ELIGIBLE EMPLOYEE?

         An "eligible employee" is an employee of Nortel Networks or one of its eligible subsidiaries who is actively employed or on an authorized leave of absence on June 20, 2001 and on the date the offer expires and whose services are performed in Canada, the United States, the United Kingdom, Ireland, Australia, Hong Kong, Brazil, France, Germany, Spain, Italy or Singapore. However, in the case of an employee who is an expatriate (i.e., an employee who is on an approved international assignment), "eligible employees" include only those expatriate employees whose home country and host country are one of those countries listed in this paragraph. Also, an employee will not be considered an "eligible employee" and, accordingly, will not be eligible to participate in this offer if, on or before the date the offer expires, such employee:

     >> receives a notice of involuntary termination (including, without limitation, redundancy) from Nortel Networks or one of its eligible subsidiaries;

     >>   resigns or gives notice of resignation from such employment;

     >>   retires or elects to retire from such employment; or

     >> enters into an agreement with Nortel Networks or one of its eligible subsidiaries with respect to such employee's resignation or retirement.

In addition, members of Nortel Networks' board of directors and Nortel Networks' board-appointed officers, including Nortel Networks' most senior executives, are not eligible to participate in this offer.

         "Eligible subsidiaries" are all of Nortel Networks' subsidiaries except Nortel Networks Optical Components Inc. and subsidiaries of Nortel Networks Optical Components Inc.

4. ARE THERE ANY ELIGIBILITY REQUIREMENTS THAT I MUST SATISFY AFTER THE EXPIRATION DATE (CURRENTLY SCHEDULED TO BE July 23, 2001) OF THE OFFER TO RECEIVE THE NEW OPTIONS?

         To be entitled to the new options after your tendered eligible options have been cancelled in the offer, you must meet all of the following conditions:

     >> You must be continuously and actively employed by Nortel Networks or one of its subsidiaries or on an authorized leave of absence from such employment from the date you tender eligible options for exchange to the date of grant of the new options; and

     >> You must be actively employed by Nortel Networks or one of its subsidiaries on the new option grant date or, if you are on an authorized leave of absence on the new option grant date, you must return to such active employment before February 21, 2003; and

     >>   Prior to the new option grant date, you must not have:

          + received a notice of involuntary termination (including, without limitation, redundancy) from Nortel Networks or one of its subsidiaries; or

          + elected to retire or entered into an agreement with Nortel Networks or one of its eligible subsidiaries to retire.

         As discussed in question and answer 10 below, we will grant the new options on the later of January 29, 2002 and six months and one day following the date eligible options are cancelled to employees who are actively employed on that grant date. (See question and answer 24 regarding the date that new options will be granted to an eligible employee who is on an authorized leave of absence on the new option grant date and who returns to active employment prior to February 21, 2003). If you do not meet all of the conditions listed above, you will not receive any new options in exchange for your tendered eligible options that have been accepted and cancelled in the exchange. You will also not receive any other consideration or payment under such circumstances for the options tendered, except in the case of your involuntary termination with severance, your retirement or agreement to retire or the cessation of your employment because of a business transaction or outsourcing as described in this offer to exchange (see questions and answers 26, 27 and 28).

5.   HOW MANY NEW OPTIONS WILL I RECEIVE IN EXCHANGE FOR MY TENDERED OPTIONS?

         The number of new options granted in exchange for eligible options that are accepted for exchange and cancelled in the offer will be determined as follows, subject to adjustments for any future stock splits, stock dividends and similar events:

     >> For eligible options granted on or after November 12, 1999 and before February 13, 2001, we will grant new options equal to two-thirds (2/3rds) of the number of eligible options cancelled in the offer (i.e., we will grant two new options for every three eligible options cancelled in the offer); and

     >> For eligible options granted on or after February 13, 2001, we will grant new options equal to three-fourths (3/4ths) of the number of eligible options cancelled in the offer (i.e., we will grant three new options for every four eligible options cancelled in the offer).

However, we will not issue any new options exercisable for fractional shares. Instead, we will round down to the nearest whole number of new options with respect to each grant of eligible options. Each option entitles the eligible employee to purchase one of our common shares in accordance with the terms of the applicable option plan and instrument of grant. See Schedule B attached at the end of this document for some examples.

6. HOW CAN I FIND OUT THE DETAILS OF MY OUTSTANDING OPTIONS THAT ARE ELIGIBLE FOR THIS OFFER?

         You can view your option grant history on our internal web-based option tool Webstock https://webstock.us.Nortel.com:49701/webstock/docs/default.html.
If you do not have access to Webstock, you should call the numbers listed on the cover page.

7. ARE THE OPTIONS RECENTLY GRANTED TO ME ON JUNE 19, 2001 UNDER THE 2000 PLAN ELIGIBLE OPTIONS?

         Yes. The options recently granted to you on June 19, 2001 under the 2000 plan are eligible options and must be tendered if you want to participate in this offer.

8. WILL THE TERMS OF MY NEW OPTIONS BE THE SAME AS THE TERMS OF MY ELIGIBLE OPTIONS?

         The new options will be issued under the same option plan as the related eligible options cancelled in the offer and will be issued pursuant to an instrument of grant that is substantially similar to the instrument of grant pursuant to which the related eligible options cancelled in the offer were issued. The terms of the new options will be substantially the same as the terms of the related eligible options, except that:

     >> Exercise Price. The exercise price (also known as the grant price or subscription price) of the new options will be equal to 100% of the market price of one of our common shares on the date of grant of the new options (except as noted below), determined in accordance with the terms of the options plans, currently expected to be on or about January 29, 2002 for eligible employees who are actively employed on that date.

     >> Ninety Day Exercise Period after Termination of Employment. The new options will have a term of ten years from the original date of grant of the eligible options (not from the new option grant date). However, as with the cancelled eligible options, the new options are subject to earlier termination in the event of a termination of the eligible employee's employment. In accordance with the terms of the option plans, all of the new options will remain exercisable for 90 days following a termination of employment or possibly longer in certain circumstances such as death, retirement or disability.

     >> Exercise Price and Tax Consequences in Certain Countries. Certain countries other than the United States and Canada have tax rules that modify the determination of the market price of our common shares for purposes of establishing the exercise price of options. Also, in certain countries other than the United States and Canada, the new options may be subject to different tax rules than the rules applicable to related eligible options. We will notify the eligible employees based in the affected countries of where they can locate a separate summary of the material aspects of the different or additional tax rules that may apply to the new options in those countries.

9.   WHEN WILL THE NEW OPTIONS VEST?

         The new options will have the same vesting schedule as the eligible options for which the new options are exchanged. Accordingly, you will not lose the benefit of any vesting under your tendered eligible options that are accepted for exchange and cancelled in this offer.

         For example, new options that are granted in exchange for eligible options that are already vested today or that would have become vested after today and before the grant date of the new options will be vested on the date of grant of such new options. The remaining new options will become vested in accordance with the current vesting schedule and on the same vesting dates applicable to the eligible options for which such new options are exchanged. The number of new options that are vested or become vested on the current vesting dates for the related eligible options will correspond to the number of eligible options that would have vested on such dates, as adjusted to account for the exchange on a two-for-three or three-for-four basis, whichever is applicable. See Schedule B attached at the end of this document for some examples.

10.  WHEN WILL THE NEW OPTIONS BE GRANTED?

         We will grant the new options on the later of January 29, 2002 and six months and one day following the date eligible options are cancelled to employees who are actively employed on that grant date. See question and answer 24 regarding the date of grant of new options to eligible employees who are on an authorized leave of absence on the new option grant date and who return to active employment prior to February 21, 2003.

11.  WHAT WILL THE EXERCISE PRICE OF THE NEW OPTIONS BE?

         The exercise price (also known as the grant price or subscription price) of the new options will be equal to 100% of the market price for one of our common shares on the date of grant of the new options (or as modified to comply with local tax laws for new options granted in certain countries other than the United States and Canada), determined in accordance with the terms of the option plans. Because the new options will be granted at least six months and one day following the date eligible options are cancelled (or later in the case of certain employees on an authorized leave of absence on that date), we cannot predict the exercise price of the new options. Accordingly, the new options may have a higher exercise price than some or all of your eligible options that are cancelled in the offer. We recommend that you obtain current market quotations for our common shares before deciding whether to tender your eligible options. See Section 7 in the offer to exchange for information concerning our stock price during the past two years. See also Schedule B attached at the end of this document for some examples.

12. IF I CHOOSE TO TENDER ELIGIBLE OPTIONS FOR EXCHANGE, DO I HAVE TO TENDER ALL OF MY ELIGIBLE OPTIONS?

         Yes, you must tender all of your eligible options for exchange if you want to participate in this offer. If we were to permit partial tenders of an eligible employee's eligible options, we could be required under the financial accounting rules applicable to us to recognize significant charges in our financial statements that would reduce our reported earnings for each fiscal quarter that some or all of the new options remained outstanding. If you attempt to tender some of your eligible options but do not include all of your eligible options granted to you on or after November 12, 1999, your entire tender will be rejected.

         For example, if you hold eligible options to purchase 3,000 common shares at an exercise price of U.S.$70.44 per share, eligible options to purchase 2,000 common shares at an exercise price of U.S.$45.39 per share, and eligible options to purchase 1,000 common shares at an exercise price of U.S.$8.86 per share, you must either tender all or none of such eligible options; you cannot tender only those eligible options having an exercise price of U.S.$70.44 per share and those eligible options having an exercise price of U.S.$45.39 per share and retain the eligible options having an exercise price of U.S.$8.86 per share.

13.  WHAT HAPPENS TO ELIGIBLE OPTIONS THAT I TENDER AND ARE ACCEPTED FOR
     EXCHANGE?

         Tendered eligible options that are accepted for exchange will be cancelled and will become available for future grants (including the new options) under the option plan under which such eligible options were originally granted.

14.  WHY DON'T WE SIMPLY REPRICE THE CURRENT OPTIONS?

         Repricing outstanding options could require us under the financial accounting rules applicable to us to recognize significant charges in our financial statements that would reduce our reported earnings for each fiscal quarter that the repriced options remained outstanding. This could have a negative impact on our stock price performance.

15. WHY WON'T I RECEIVE MY NEW OPTIONS IMMEDIATELY AFTER THE EXPIRATION DATE OF THE OFFER?

         If we were to grant the new options on a date which is sooner than at least six months and one day after the date we cancel eligible options tendered for exchange and the new options had an exercise price that was lower than the exercise price of the cancelled eligible options, we could be required under the financial accounting rules applicable to us to recognize significant charges in our financial statements which would reduce our reported earnings for each fiscal quarter that the new options remained outstanding. This could have a negative impact on our stock price performance.

16. WHY CAN'T I JUST BE GRANTED MORE OPTIONS WITHOUT HAVING MY ELIGIBLE OPTIONS CANCELLED? WHY ISN'T THIS A ONE FOR ONE EXCHANGE?

         We have a limited pool of options available for grant to our employees. The grant of supplemental options, without the cancellation of outstanding eligible options, would reduce the number of options that are currently available for grant to our employees under the option plans. Because the outstanding eligible options are, to a large extent, "underwater" (i.e., the exercise prices of such options are greater than the current trading price for our common shares), we have determined that it is in the best interest of Nortel Networks and our shareholders (including our employee shareholders) to offer this exchange program as designed. The structure of the offer, including an exchange ratio that is less than one for one, strikes a balance between the interests of our employees and shareholders by attempting to minimize the future dilutive impact of our ongoing stock option program. Eligible options that are cancelled in this offer will become available for new option grants and future option grants under the option plans.

17.  WILL I HAVE TO PAY TAXES IF I EXCHANGE MY ELIGIBLE OPTIONS IN THE OFFER?

         If you exchange your eligible options for new options, you will not be required under current law to recognize income for U.S. Federal or Canadian income tax purposes at the time of the exchange. We believe that the exchange will be treated as a non-taxable exchange. Further, at the date of grant of the new options or any replacement options, we believe that you will not be required under current law to recognize income for U.S. Federal or Canadian income tax purposes. If you are located outside of the United States or Canada, we will notify you of where you can locate a separate summary of the material aspects of the different or additional tax rules that may apply to the new options in your country. However, we strongly recommend that all eligible employees consult with their own tax advisor to determine the tax consequences of this offer under the laws of the country that applies to you.

18.  WHAT ARE THE CONDITIONS TO THE OFFER?

         The offer is subject to a number of conditions with regard to events that could occur prior to the expiration of the offer. These events include, among other things, a change in accounting principles, a lawsuit challenging the tender offer, a third-party tender offer for our common shares or other acquisition proposal, or a change in your employment status with us. These and various other conditions are more fully described in Section 6. Once the offer has expired and the tendered options have been accepted and cancelled in the offer, the conditions will no longer apply, even if the specified events occur during the period between the expiration date and the date of grant of the new options. However, as described herein, a change in your employment status during that period could result in you not receiving a grant of new options. You may in certain circumstances be eligible for a grant of replacement options if your employment status changes.

19. WHY DO I HAVE TO SURRENDER OPTIONS GRANTED IN THE LAST SIX MONTHS, INCLUDING OPTIONS THAT HAVE A FAIRLY LOW EXERCISE PRICE?

         If we allow employees to keep eligible options that were granted within six months before the date we cancel eligible options, we could be required under the financial accounting rules applicable to us to recognize significant charges in our financial statements, which would reduce our reported earnings for each fiscal quarter that the options issued in the last six months remained outstanding. This could have a negative impact on our stock price performance.

         We recognize that some eligible options that were granted in the past six months may have value to our employees. To address this issue in a manner that does not have an adverse accounting consequence, we will issue three new options in exchange for every four cancelled eligible options that were granted on or after February 13, 2001. This is a higher exchange ratio than we are using for cancelled eligible options granted before February 13, 2001, where we will issue two new options in exchange for every three cancelled eligible options.

20. WILL I BE REQUIRED TO GIVE UP ALL MY RIGHTS TO ELIGIBLE OPTIONS THAT ARE CANCELLED IN THE OFFER?

         Yes. Once we have accepted your tendered eligible options, such eligible options will be cancelled and you will no longer have any rights with respect to those eligible options.

21. WILL NORTEL NETWORKS GRANT OPTIONS TO ELIGIBLE EMPLOYEES DURING THE PERIOD BETWEEN JUNE 20, 2001, THE DATE THIS OFFER COMMENCES, AND THE DATE TENDERED ELIGIBLE OPTIONS ARE CANCELLED (CURRENTLY SCHEDULED TO BE JULY 27, 2001)?

         To avoid any possible adverse accounting consequences, we intend not to grant options to eligible employees during the period starting on June 20, 2001 (the date the offer commences) and ending on the date tendered eligible options are cancelled (currently scheduled to be July 27, 2001).

22. WILL I BE CONSIDERED FOR ADDITIONAL OPTION GRANTS BEFORE THE GRANT DATE OF THE NEW OPTIONS? IF I HAVE ELIGIBLE OPTIONS AND DO NOT PARTICIPATE, WHEN SHOULD I EXPECT TO RECEIVE MY NEXT OPTION GRANT?

         The focus of the option program for the remainder of 2001 is to provide eligible employees with an opportunity for realizing potential value with respect to their existing eligible options. At this time, it is our intention not to grant additional options for the remainder of the year to employees eligible for the offer, except in extraordinary circumstances. This would apply to both employees who choose to tender their eligible options, and those who do not. In addition, if eligible employees who tender their eligible options that are cancelled in this offer were granted options prior to the new option grant date, we may be required under the financial accounting rules applicable to us to recognize significant charges in our financial statements. We anticipate returning to a more traditional option granting pattern after the new option grant date, currently anticipated to be January 29, 2002.

23.  WHY AREN'T EMPLOYEES IN ALL COUNTRIES ELIGIBLE FOR THIS OFFER?

         We have employees who hold eligible options in over fifty countries, each of which has its own legal and regulatory requirements that must be considered and satisfied to make the offer. To be able to make the offer as quickly as possible while complying with applicable legal and regulatory requirements, we limited the offer to those countries in which most of our employees who hold eligible options are located and in which we are able to comply with applicable legal and regulatory requirements. Employees located in those countries where we are not making this offer will receive additional information from us regarding other available alternatives.

24. WHAT HAPPENS IF I TENDER MY ELIGIBLE OPTIONS AND I AM ON A LEAVE OF ABSENCE ON THE NEW OPTION GRANT DATE?

         If you tender your eligible options and they are cancelled in the offer and you are on a leave of absence that is an "authorized leave of absence" on the new option grant date, you will be entitled to a grant of new options only if you return to active employment with Nortel Networks or one of its subsidiaries before February 21, 2003. In that event, you will receive a grant of new options within sixty (60) days of the date you return to active employment. The exercise price of the new options will be equal to 100% of the market price for one of our common shares on the date the new options are granted (or as modified to comply with local tax laws for new options granted in certain countries other than the United States and Canada), determined in accordance with the terms of the option plans.

25.  WHAT TYPES OF LEAVE OF ABSENCE ARE CONSIDERED "AUTHORIZED LEAVES"?

         An authorized leave of absence is a leave of absence that has been approved in accordance with policy or practice by Nortel Networks or its subsidiary that employs you, at the end of which it is expected that you will return to active employment with Nortel Networks or one of its subsidiaries. Authorized leaves include approved bereavement leave, family medical leave, personal medical leave, including short term disability and long term disability, jury duty leave, maternity and paternity leave and military leave.

26. WHAT HAPPENS IF I TENDER MY ELIGIBLE OPTIONS AND I RECEIVE A NOTICE OF INVOLUNTARY TERMINATION (INCLUDING, WITHOUT LIMITATION, REDUNDANCY) AFTER THE EXPIRATION DATE OF THE OFFER AND PRIOR TO THE NEW OPTION GRANT DATE?

         If you tender your eligible options and they are cancelled in the offer and, after the expiration date of the offer and prior to the new option grant date, you receive a notice of involuntary termination (including, without limitation, redundancy) from Nortel Networks or one of its subsidiaries and you are to receive severance in connection with such termination, you are not eligible for new options; however, we will grant you the same number of replacement options as the number of your eligible options that were cancelled in the offer, generally with the same terms and conditions as the related eligible options. The replacement options will be granted within sixty (60) days following the date you receive your notice of involuntary termination (including, without limitation, redundancy). See question and answer 29 for a description of the material terms of the replacement options. See Schedule B attached at the end of this document for some examples.

27. WHAT HAPPENS IF I TENDER MY ELIGIBLE OPTIONS AND I ELECT OR ENTER INTO AN AGREEMENT TO RETIRE AFTER THE EXPIRATION DATE OF THE OFFER AND PRIOR TO THE NEW OPTION GRANT DATE?

         If you tender your eligible options and they are cancelled in the offer and, after the expiration date of the offer and prior to the new option grant date, you are eligible and you elect to retire or you enter into an agreement with Nortel Networks or one of its subsidiaries to retire under one of the retirement plans of Nortel Networks or one of its subsidiaries in which you participate, you are not eligible for new options; however, we will grant you the same number of replacement options as the number of your eligible options that were cancelled in the offer, generally with the same terms and conditions as the related eligible options. The replacement options will be granted within sixty (60) days following the date Nortel Networks receives your notice of retirement or you enter into the agreement to retire. See question and answer 29 for a description of the material terms of the replacement options. See Schedule B attached at the end of this document for some examples.

28. WHAT HAPPENS IF I TENDER MY ELIGIBLE OPTIONS AND MY EMPLOYMENT WITH NORTEL NETWORKS CEASES AS A DIRECT RESULT OF A BUSINESS TRANSACTION OR THE OUTSOURCING OF MY POSITION AFTER THE EXPIRATION DATE OF THE OFFER AND PRIOR TO THE NEW OPTION GRANT DATE?

         If you tender your eligible options and they are cancelled in the offer and, after the expiration date of the offer and prior to the new option grant date your employment ceases as a direct result of the divestiture of your business unit (either through a sale, corporate spin-off, joint venture or similar business transaction) or the outsourcing of your position, you are not eligible for new options; however, we will grant you the same number of replacement options as the number of your eligible options that were cancelled in the offer, generally with the same terms and conditions as the related eligible options. The replacement options will be granted immediately prior to the closing of the business transaction or the effective date of the outsourcing arrangement, as the case may be. See question and answer 29 for a description of the material terms of the replacement options. See Schedule B attached at the end of this document for some examples.

29. ON WHAT TERMS WILL THE REPLACEMENT OPTIONS BE GRANTED; UNDER WHICH PLANS WILL THE REPLACEMENT OPTIONS BE GRANTED?

         If you are entitled to replacement options for the reasons set forth in questions and answers 26, 27 and 28, you will be granted the same number of replacement options as the number of your tendered eligible options that were cancelled in the offer. The replacement options will have the same terms and conditions as such cancelled eligible options, including the same exercise prices, vesting schedules, vesting dates and maximum term, except that (i) the exercise price under the replacement options will be the greater of the exercise price of your cancelled eligible options and 100% of the market price of one of our common shares on the date of grant of the replacement options (or as modified to comply with local tax laws for options granted in certain countries other than the United States and Canada), determined under the terms of the option plans, and (ii) all of the replacement options will remain exercisable for 90 days following the termination of your employment or longer in the case of your retirement under a Nortel Networks retirement plan.

         Each replacement option will be granted under the same plan that the related eligible option was granted to you. The terms of the replacement options will be subject to the terms and conditions of the option plan under which such replacement options are granted and a replacement option instrument of grant to be issued by us. The replacement option instrument of grant will generally be in the same form as the instrument or instruments of grant for your current eligible options granted under the 1986 plan or the 2000 plan, as the case may be. See Schedule B attached at the end of this document for some examples.

30. WHAT HAPPENS IF I TENDER MY ELIGIBLE OPTIONS AND I RESIGN AFTER THE EXPIRATION DATE OF THE OFFER AND BEFORE THE NEW OPTION GRANT DATE?

         If you resign after the expiration date of the offer and prior to the new option grant date and your eligible options have been tendered and cancelled in the offer, you will not receive a grant of new or replacement options or any other consideration or payment for such tendered and cancelled eligible options.

31. WHAT HAPPENS IF I TENDER MY ELIGIBLE OPTIONS AND I DIE AFTER THE EXPIRATION DATE OF THE OFFER AND BEFORE THE NEW OPTION GRANT DATE?

         If you die after the expiration date of the offer and prior to the new option grant date and your eligible options have been tendered and cancelled in the offer, Nortel Networks will attempt to restore your estate or other designated beneficiary to substantially the same position your estate or beneficiary would have been in with respect to your eligible options had you not participated in this offer, in such manner as Nortel Networks determines is appropriate and in compliance with the securities laws of the relevant country.

32. WHAT HAPPENS IF I TENDER MY ELIGIBLE OPTIONS AND I RECEIVE A NOTICE OF INVOLUNTARY TERMINATION WITHOUT SEVERANCE AFTER THE EXPIRATION DATE OF THE OFFER AND BEFORE THE NEW OPTION GRANT DATE?

         If, after the expiration date of the offer and prior to the new option grant date, you receive a notice of involuntary termination without severance and your eligible options have been tendered and cancelled in the offer, you will not receive a grant of new or replacement options or any other consideration or payment for such tendered and cancelled eligible options.

33. WHAT HAPPENS TO ANY CURRENT OPTIONS GRANTED TO ME UNDER THE OPTION PLANS THAT ARE NOT ELIGIBLE OPTIONS?

         The offer will have no effect on those options that are not eligible options. Those options will remain outstanding in accordance with, and subject to, their current terms.

         For example, if you hold options that were granted to you in September 1999 under the 1986 plan or you hold options that were originally granted under a stock option plan other than the 1986 plan or the 2000 plan and which Nortel Networks assumed in connection with an acquisition, those options are not eligible for tender and will remain outstanding whether or not you tender your eligible options.

34. IF I HAVE OPTIONS THAT WERE ORIGINALLY GRANTED TO ME UNDER A PLAN MAINTAINED BY A COMPANY ACQUIRED BY NORTEL NETWORKS AND WHICH WERE ASSUMED BY NORTEL NETWORKS IN AN ACQUISITION, ARE THEY ELIGIBLE FOR THE OFFER?

         No. Only options that were granted to you under the 1986 plan or 2000 plan on or after November 12, 1999 are eligible for this offer. None of the options to purchase common shares of Nortel Networks granted under any stock option plan assumed by Nortel Networks in connection with an acquisition are eligible for this offer. However, if you hold eligible options granted to you by Nortel Networks under one of the option plans, those eligible options will be eligible for tender.

35. AFTER THE GRANT OF MY NEW OPTIONS, WHAT HAPPENS IF THE MARKET PRICE OF NORTEL NETWORKS' COMMON SHARES GOES BELOW THE EXERCISE PRICE FOR THOSE NEW OPTIONS?

         We are making this offer only at this time and due to the unusual stock market conditions that have affected many companies in our industry. This is a unique offer and you should take this into account in deciding whether to participate and tender your eligible options.

         Nortel Networks is not providing and is not in a position to provide any assurances or predictions as to the market price of our common shares at any time in the future.

36. WHAT HAPPENS TO MY ELIGIBLE OPTIONS IF I CHOOSE NOT TO TENDER OR IF THE COMPANY DOES NOT ACCEPT MY TENDERED ELIGIBLE OPTIONS FOR EXCHANGE?

         If you choose not to tender all of your eligible options for exchange or if we do not accept tendered eligible options for exchange, your eligible options will remain outstanding and retain their current exercise prices and other current terms. We currently expect that we will accept all properly tendered eligible options promptly after the expiration of this offer.

         Remember that if you desire to tender any of your eligible options for exchange, you must tender all of your eligible options. If you do not tender all of your eligible options, your entire tender will be rejected.

37. CAN I CONTINUE TO EXERCISE MY VESTED ELIGIBLE OPTIONS BETWEEN JUNE 20, 2001 AND THE DATE TENDERED ELIGIBLE OPTIONS ARE CANCELLED (CURRENTLY SCHEDULED TO BE JULY 23, 2001)?

         You can exercise vested options, including vested eligible options, during this period. However, eligible options that you exercise during this period will no longer be outstanding and will not be available for cancellation and exchange in the offer.

38. WHEN DOES THE OFFER EXPIRE? CAN THE OFFER BE EXTENDED, AND IF SO, HOW WILL I BE NOTIFIED IF IT IS EXTENDED?

         The offer expires on July 23, 2001, at 11:59 p.m., eastern daylight savings time, unless we extend it.

         Although we do not currently intend to do so, we may, in our discretion, extend the offer at any time. If the offer is extended, we will make an announcement of the extension no later than 9:00 a.m. eastern daylight savings time on the business day immediately following the previously scheduled expiration of the offer period. If the offer is extended, then the cancellation date for tendered eligible options accepted for exchange and the grant date of the new options may be extended if necessary to avoid the possibility that we would have to recognize any charges in our financial statements which would reduce our reported earnings. Under the accounting rules applicable to us, the new options must be granted more than six months following the date tendered eligible options are cancelled.

39.  WHAT DO I NEED TO DO TO TENDER MY ELIGIBLE OPTIONS?

         If you want to elect to participate in this offer, you need to "tender" your eligible options for exchange which means that you must deliver to us the signed signature page of the acceptance letter (using the form attached at the end of this document). For your tender of eligible options to be effective, we must receive, before 11:59 p.m., eastern daylight savings time, on July 23, 2001 (or before any extended expiration date for the offer), the signature page of the acceptance letter, properly completed and signed by you. The signed signature page must be delivered to us at Nortel Networks Corporation,
Attention: Stock Option Administration-Option Exchange Program, c/o William M. Mercer Limited, 70 University Avenue, P.O. Box 5, Toronto, Ontario, Canada M5J 2M4 or facsimile: North America: 1-800-529-7101; Local: 416-865-4906;
International: +1-416-865-4906. We will only accept delivery of the signed signature page of the acceptance letter by regular external mail or facsimile. If you choose to deliver your signature page by external mail, we recommend that you use registered mail with return receipt requested. Delivery by e-mail or any form of interoffice mail will NOT be accepted.

         In addition, eligible employees in certain countries other than Canada and the United States may be required to deliver one or more documents in addition to the signature page of the acceptance letter and will be notified separately of these requirements.

         Your signed signature page must be received by us at the address or facsimile number noted above before 11:59 p.m., eastern daylight savings time, on July 23, 2001 (or before any extended expiration date for the offer). You must allow for delivery time based on the method of delivery that you choose to ensure we receive your acceptance letter on time.

         If the offer is extended by us beyond July 23, 2001, we must receive your signed signature page of the acceptance letter before the extended expiration date of the offer.

         We reserve the right to reject any or all tenders of options that we determine are not in appropriate form or that we determine are unlawful to accept. Otherwise, we expect to accept all properly and timely tendered eligible options which are not validly withdrawn. Subject to our rights to extend, terminate and amend this offer, we currently expect that we will accept all such properly tendered eligible options promptly after the expiration of this offer.

40. DURING WHAT PERIOD OF TIME MAY I WITHDRAW PREVIOUSLY TENDERED ELIGIBLE OPTIONS?

         You may withdraw your tendered eligible options at any time before 11:59 p.m., eastern daylight savings time, on July 23, 2001. You must withdraw all tendered eligible options; you may not withdraw only a portion of tendered eligible options. If we extend this offer beyond that time, you may withdraw your tendered eligible options at any time until the extended expiration of this offer. To withdraw tendered eligible options, we must receive the signature page to a withdrawal letter (using the form attached to the end of this document), or a facsimile thereof, properly completed and signed, while you still have the right to withdraw the tendered eligible options. As in the case of delivery of the acceptance letter, you may deliver the signed signature page of the withdrawal letter to us at the address noted above by regular external mail or facsimile.

         Once you have withdrawn tendered eligible options, you may re-tender eligible options only by again following the delivery procedures described above in question and answer 39.

41. IF I CHOOSE NOT TO TENDER MY ELIGIBLE OPTIONS FOR EXCHANGE, WHAT DO I HAVE TO DO?

         Nothing. You do not have to file or deliver any forms or letters if you choose to keep your eligible options and not participate in the offer.

42. HOW WILL I KNOW IF NORTEL NETWORKS HAS RECEIVED MY SIGNATURE PAGE ELECTING TO TENDER MY ELIGIBLE OPTIONS?

         We will confirm receipt of your acceptance letter tendering your eligible options (and any withdrawal) shortly after we receive it. Also, after the expiration date of the offer, we will advise you whether or not your tender was accepted. Personalized confirmations of your eligible options that have been tendered and cancelled in the offer will be sent to you within sixty (60) days of the expiration of the offer.

43.  WHAT DOES NORTEL NETWORKS AND ITS BOARD OF DIRECTORS THINK OF THIS OFFER?

         Although our board of directors has approved the making of this offer, neither we nor our board of directors makes any recommendation as to whether you should tender or refrain from tendering your eligible options. You must make your own decision whether to tender eligible options.

         Our directors and board-appointed officers (including our most senior executives) are not eligible to participate in the offer.

44.  HOW SHOULD I DECIDE WHETHER OR NOT TO PARTICIPATE?

         We understand that this will be an important decision for all eligible employees. Tendering eligible options under the offer does carry risk as there is no guarantee or assurance as to our future stock price performance. The decision to participate must be your personal decision, and will depend largely on your assessment of your existing stock option holdings, and your assumptions about the future overall economic environment, performance of our business, the stock market and our stock price, including your assumptions about the stock price on the grant date of the new options (currently expected to be January 29, 2002), which will be the exercise price of the new options, and the stock price thereafter.

45.  WHO CAN I TALK TO IF I HAVE QUESTIONS ABOUT THE OFFER?

         For additional information or assistance, you should contact:

         Nortel Networks Corporation
         Stock Option Administration-
         Option Exchange Program
         c/o William M. Mercer Limited
         70 University Avenue, P.O. Box 5
         Toronto, Ontario, Canada M5J 2M4
         telephone:   North America: 1-877-667-8352
                      International: +1-416-868-2360
         facsimile:   North America: 1-800-529-7101
                      Local: 416-865-4906
                      International: +1-416-865-4906
         e-mail:      nortel.networks.exchange.program@ca.wmmercer.com

                              THE OFFER TO EXCHANGE

1.   ELIGIBLE EMPLOYEES AND ELIGIBLE OPTIONS; EXPIRATION DATE.

         Upon the terms and subject to the conditions of the offer, as described in this offer to exchange, we are offering to grant new options under the option plans in exchange for eligible options that are properly tendered by eligible employees in accordance with section 3 (and not validly withdrawn) before the "expiration date," as defined below, and cancelled in the offer. We will not accept partial tenders of eligible options. Therefore, if you choose to participate, you must tender all of your eligible options.

         "Eligible employees" are all employees of Nortel Networks or one of its eligible subsidiaries who are actively employed or on an authorized leave of absence on June 20, 2001 and on the date the offer expires and whose services are performed in Canada, the United States, the United Kingdom, Ireland, Australia, Hong Kong, Brazil, France, Germany, Spain, Italy or Singapore. However, in the case of an employee who is an expatriate (i.e., an employee who is on an approved international assignment), "eligible employees" include only those expatriate employees whose home country and host country are one of those countries listed in this paragraph. Also, an employee will not be considered an "eligible employee" and, accordingly, will not be eligible to participate in this offer if, on or before the date the offer expires, such employee:

     >> receives a notice of involuntary termination (including, without limitation, redundancy) from Nortel Networks or one of its eligible subsidiaries;

     >>   resigns or gives notice of resignation from such employment;

     >>   retires or elects to retire from such employment; or

     >> enters into an agreement with Nortel Networks or one of its eligible subsidiaries with respect to such employee's resignation or retirement.

In addition, members of Nortel Networks' board of directors and Nortel Networks' board-appointed officers, including Nortel Networks' most senior executives, are not eligible to participate in this offer.

         "Eligible subsidiaries" are all of Nortel Networks' subsidiaries except Nortel Networks Optical Components Inc. and subsidiaries of Nortel Networks Optical Components Inc.

         "Eligible options" are all currently outstanding options to purchase common shares that were granted on or after November 12, 1999 under the Nortel Networks Corporation 1986 Stock Option Plan as Amended and Restated (the "1986 plan"), or the Nortel Networks Corporation 2000 Stock Option Plan (the "2000 plan," and together with the 1986 plan, the "option plans").

         If all of your eligible options are properly tendered and cancelled in the offer and you are entitled to receive new options, the number of new options you receive will be determined as follows, subject to adjustments for any future stock splits, stock dividends and similar events, in accordance with the terms of the applicable option plan:

     >> For eligible options granted on or after November 12, 1999 and before February 13, 2001, we will grant new options equal to two-thirds (2/3rds) of the number of eligible options cancelled in the offer (i.e., we will grant two new options for every three eligible options cancelled in the offer); and

     >> For eligible options granted on or after February 13, 2001, we will grant new options equal to three-fourths (3/4ths) of the number of eligible options cancelled in the offer (i.e., we will grant three new options for every four eligible options cancelled in the offer).

However, we will not issue any new options exercisable for fractional shares. Instead, we will round down to the nearest whole number of new options with respect to each option grant of eligible options that are tendered and cancelled in the offer. Each option entitles the eligible employee to purchase one of our common shares in accordance with the terms of the applicable option plan and instrument of grant.

         The exercise price (also known as the grant price or subscription price) of the new options will be equal to 100% of the market price for one of our common shares on the date of grant of the new options (or as modified to comply with local tax laws for new options granted in certain countries other than the United States and Canada), determined in accordance with the terms of the option plans. Because the new options will be granted at least six months and one day following the date eligible options are cancelled (or later in the case of certain employees on an authorized leave of absence on that date), we cannot predict the exercise price of the new options. Accordingly, the new options may have a higher exercise price than some or all of the eligible options that are cancelled in the offer. We recommend that eligible employees obtain current market quotations for our common shares before deciding whether to tender their eligible options. See section 8 for a description of the determination of market price and for other terms of the new options.

         The term "expiration date" means 11:59 p.m., eastern daylight savings time, on July 23, 2001, unless and until we, in our discretion, have extended the period of time during which this offer will remain open, in which event the term "expiration date" refers to the latest time and date at which this offer, as so extended, expires. See section 15 for a description of our rights to extend, delay, terminate and amend the offer.

         For purposes of this offer, a "business day" means any day other than a Saturday, Sunday or United States Federal holiday and consists of the time period from 12:01 a.m. through 11:59 p.m., eastern daylight savings time.

2.   PURPOSE OF THE OFFER.

         We granted the eligible options outstanding under the option plans for the following purposes:

     >> to provide our employees an opportunity to acquire or increase a proprietary interest in us, thereby allowing us to attract and motivate our employees and create a stronger incentive for our employees to expend maximum effort for our growth and success; and

     >>   to encourage our employees to continue their employment with us.

         Many of our outstanding options, whether or not they are currently vested and exercisable, have exercise prices that are significantly higher than the current market price of our common shares. We understand that, for our stock option program to provide the intended retention and performance incentives for our employees, employees must feel that our options provide them with an opportunity to realize value within a reasonable period of time. With the uncertainty of current market conditions, we believe that employees may feel that the opportunity for realizing value is limited with their existing options. By making this offer to exchange eligible options for new options that will (1) have an exercise price equal to 100% of the market price of one of our common shares on the grant date of the new options (determined under and subject to the terms of the option plans) and (2) vest in accordance with the vesting schedule applicable to the related eligible options cancelled in this offer, we hope to restore our employees' confidence in their potential ability to realize value in connection with their employment with us thereby encouraging our employees to remain with Nortel Networks and ultimately maximizing shareholder value.

         Neither we nor our board of directors makes any recommendation as to whether you should tender your eligible options, nor have we authorized any person to make any such recommendation. Note that the new options may have a higher exercise price than some or all of your eligible options. You are urged to evaluate carefully all of the information in this offer and to consult your own investment and tax advisors.

         You must make your own decision whether to tender your eligible options for exchange.

3.   PROCEDURES FOR TENDERING ELIGIBLE OPTIONS.

         Proper Tender of Eligible Options.

         To validly tender your eligible options pursuant to this offer, you must, in accordance with the terms of the acceptance letter attached to the end of this document, properly complete, sign and deliver to us the signature page to the acceptance letter (using the form attached to the end of this document), or a facsimile thereof. We will only accept delivery of your signature page to the acceptance letter by regular external mail or facsimile. We CANNOT accept delivery by e-mail or any form of interoffice mail. We must receive your completed and signed signature page at the following address or fax number:
Stock Option Administration-Option Exchange Program, c/o William M. Mercer Limited, 70 University Avenue, P.O. Box 5, Toronto, Ontario, Canada M5J 2M4 or facsimile: North America: 1-800-529-7101; Local: 416-865-4906; International:
+1-416-865-4906, before the expiration of the offer.

         In addition, eligible employees in certain countries other than Canada and the United States may be required to deliver one or more documents in addition to the signature page of the acceptance letter and will be notified separately of these requirements.

         The only acceptable methods of delivery are regular external mail and facsimile, as indicated above. If delivery is by external mail, we recommend that you use registered mail with return receipt requested. In all cases, you should allow sufficient time to ensure timely delivery. Your eligible options will not be considered tendered until we receive them. Delivery by e-mail or any form of interoffice mail will not be accepted.

         Determination of Validity; Rejection of Eligible Options; Waiver of Defects; No Obligation to Give Notice of Defects.

         We will determine, in our discretion, all questions as to form of documents and the validity, form, eligibility, including time of receipt, and acceptance of any tender of eligible options. Our determination of these matters will be final and binding on all parties. We may reject any or all tenders of eligible options that we determine are not in appropriate form or that we determine are unlawful to accept. Otherwise, we expect to accept all properly and timely tendered eligible options which are not validly withdrawn. We may also waive any of the conditions of this offer or any defect or irregularity in any tender with respect to any particular eligible options or any particular eligible employee. No tender of eligible options will be deemed to have been properly made until all defects or irregularities have been cured by the tendering eligible employee or waived by us. Neither we nor any other person is obligated to give notice of any defects or irregularities in tenders, and no one will be liable for failing to give notice of any defects or irregularities.

         Our Acceptance Constitutes an Agreement.

         Your tender of eligible options pursuant to the procedures described above constitutes your acceptance of the terms and conditions of this offer and will be controlling, absolute and final, subject to your withdrawal rights under
Section 4 below and our acceptance of your tendered eligible options in accordance with Section 5 below. Our acceptance for exchange of your eligible options tendered by you pursuant to this offer will constitute a binding agreement between us and you upon the terms and subject to the conditions of this offer.

         Subject to our rights to extend, terminate and amend the offer, we currently expect that we will accept promptly after the expiration of the offer all properly tendered eligible options that have not been validly withdrawn.

4.   WITHDRAWAL RIGHTS.

         You may only withdraw your tendered eligible options in accordance with the provisions of this Section 4.

         You may withdraw your tendered eligible options at any time before the expiration date. You must withdraw all tendered eligible options; you may not withdraw only a portion of tendered eligible options.

         If the offer is extended by us beyond that time, you may withdraw your tendered eligible options at any time until the extended expiration of the offer. In addition, unless we accept your tendered eligible options for exchange before 11:59 p.m., eastern daylight time, on August 16, 2001, you may withdraw your tendered options at any time after August 16, 2001.

         To validly withdraw tendered eligible options, we must receive, at the address set forth in Section 3, the signature page to a withdrawal letter (using the form attached to the end of this document), or a facsimile thereof, signed by you, while you still have the right to withdraw the tendered eligible options. The withdrawal letter must specify the name of the eligible employee who tendered the eligible options to be withdrawn. Except as described in the following sentence, the withdrawal letter must be signed by the eligible employee who tendered the eligible options to be withdrawn and whose name appears on the instrument or instruments of grant evidencing such eligible options.

         You may not rescind any withdrawal, and eligible options you withdraw will thereafter be deemed not properly tendered for purposes of the offer, unless you properly re-tender your eligible options before the expiration date by following the procedures described in Section 3.

         Neither we nor any other person is obligated to give notice of any defects or irregularities in any withdrawal letter, nor will anyone incur any liability for failure to give any such notice. We will determine, in our discretion, all questions as to the form and validity, including time of receipt, of withdrawal letters. Our determination of these matters will be final and binding.

5.   ACCEPTANCE OF ELIGIBLE OPTIONS FOR EXCHANGE AND ISSUANCE OF NEW OPTIONS.

         Upon the terms and subject to the conditions of this offer and as promptly as practicable following the expiration date, we expect to accept for exchange and cancel eligible options properly tendered and not validly withdrawn before the expiration date and to notify all eligible employees who have tendered their eligible options of our acceptance. If we cancel eligible options accepted for exchange on July 27, 2001, you will be granted new options on January 29, 2002, subject to the conditions described below. If the offer is extended, then the grant date of the new options will also be extended if necessary to ensure that the new option grant date is six months and one day following the date eligible options are cancelled.

         To be entitled to the new options after your tendered eligible options have been cancelled in the offer, you must meet all of the following conditions:

     >> You must be continuously and actively employed by Nortel Networks or one of its subsidiaries or on an authorized leave of absence from such employment from the date you tender eligible options for exchange to the date of grant of the new options; and

     >> You must be actively employed by Nortel Networks or one of its subsidiaries on the new option grant date or, if you are on an authorized leave of absence on the new option grant date, you must return to such active employment before February 21, 2003; and

     >>   Prior to the new option grant date, you must not have:

          + received a notice of involuntary termination (including, without limitation, redundancy) from Nortel Networks or one of its subsidiaries; or

          + elected to retire or entered into an agreement with Nortel Networks or one of its eligible subsidiaries to retire.

         If you do not meet all of the conditions listed above, you will not receive any new options in exchange for your tendered eligible options that have been accepted and cancelled in the exchange. You will also not receive any other consideration or payment under such circumstances for the options tendered, except in the case of your involuntary termination with severance, your retirement or agreement to retire or the cessation of your employment because of a business transaction or outsourcing as described in the next paragraphs.

         If you are on an authorized leave of absence on the new option grant date, you will be entitled to a grant of new options only if you return to active employment with Nortel Networks or one of its subsidiaries before February 21, 2003. In that event, you will receive a grant of new options within sixty (60) days of the date you return to active employment.

         In the event that, you tender eligible options that are cancelled in the offer and after, the expiration date of the offer and prior to the new option grant date, (i) you receive a notice of involuntary termination (including, without limitation, redundancy) and you are to receive severance in connection with such termination, (ii) your employment with Nortel Networks and its subsidiaries ceases as a direct result of a business transaction affecting your business unit or the outsourcing of your position or (iii) you are eligible and elect to retire or you enter into an agreement with Nortel Networks or one of its subsidiaries to retire under one of the retirement plans of Nortel Networks or one of its subsidiaries in which you participate, Nortel Networks will grant to you the same number of replacement options as the number of your eligible options that were cancelled in the offer, generally on the same terms and conditions as the related eligible options. The replacement options will be granted either (i) within sixty (60) days following (a) notice of termination or retirement or (b) the date you enter into an agreement to retire or (ii) immediately prior to the closing of the business transaction affecting your business unit or the effective date of your outsourcing arrangement, whichever applies.

         In the event that, you tender eligible options that are cancelled in the offer and after the expiration date of the offer and prior to the new option grant date, you die and, therefore, you are not entitled to a grant of new options, Nortel Networks will attempt to restore your estate or other designated beneficiary to substantially the same position your estate or beneficiary would have been in with respect to your eligible options had you not participated in this offer, in such manner as Nortel Networks determines, in its sole discretion, is appropriate and in compliance with the securities laws of the relevant country.

         For purposes of this offer, we will be deemed to have accepted for exchange eligible options that are validly tendered and not properly withdrawn, if and when we give oral or written notice to eligible employees of our acceptance for exchange of such eligible options, which may be by press release. Subject to our rights to extend, terminate and amend this offer, we currently expect that we will accept promptly after the expiration of the offer all properly tendered eligible options that are not validly withdrawn. Promptly after we accept tendered eligible options for exchange, we will send each tendering eligible employee a letter indicating the number of eligible options that we have accepted for exchange, the corresponding number of new options and the expected grant date of the new options. All eligible options accepted for exchange will be cancelled on the day of cancellation in the order of the exercise prices under such cancelled eligible options, commencing with those eligible options having the highest exercise price and continuing with eligible options having the next highest exercise price until eligible options having the lowest exercise are cancelled on the cancellation date (i.e., eligible options with an exercise price of $120 will be cancelled before eligible options with an exercise price of $102).

6.   CONDITIONS OF THE OFFER.

         We will not be required to accept any eligible options tendered for exchange, and we may terminate or amend this offer, or postpone our acceptance and cancellation of any eligible options tendered for exchange, in each case, subject to Rule 13e-4(f) (5) under the Securities Exchange Act, if at any time on or after June 20, 2001 and before the expiration date, we determine that any of the following events has occurred and, in our reasonable judgment, the occurrence of the event makes it inadvisable for us to proceed with the offer or to accept and cancel eligible options tendered for exchange:

         (a) any threatened, instituted or pending action or proceeding by any government or governmental, regulatory or administrative agency, authority or tribunal or any other person, domestic or foreign, before any court, authority, agency or tribunal that directly or indirectly challenges the making of this offer, the acquisition of some or all of the tendered options pursuant to this offer, the issuance of new options, or otherwise relates in any manner to the offer or that, in our reasonable judgment, could materially and adversely affect the business, condition (financial or other), income, operations or prospects of Nortel Networks or our subsidiaries, or otherwise materially impair in any way the contemplated future conduct of our business or the business of any of our subsidiaries or materially impair the benefits that we believe we will receive from the offer;

         (b) any action is threatened, pending or taken, or any approval, exemption or consent is withheld, withdrawn or provided subject to conditions, or any statute, rule, regulation, judgment, order or injunction is threatened, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to the offer or us or any of our subsidiaries, by any court or any authority, agency or tribunal or any consent, approval, exemption or exemption order required to be obtained from any government or governmental, regulatory or administrative agency, authority or tribunal is not obtained, is withdrawn or is subject to conditions, in any such case that, in our reasonable judgment, would or might directly or indirectly:

          (1) make the acceptance for exchange of, or issuance of new options for, some or all of the tendered eligible options illegal or otherwise restrict or prohibit consummation of the offer or otherwise relates in any manner to the offer;

          (2) delay or restrict our ability, or render us unable, to accept for exchange, or grant or issue new options for, some or all of the tendered eligible options;

          (3) materially impair the benefits that we believe we will receive from the offer;

          (4) require that we obtain shareholder approval of the offer; or

          (5) materially and adversely affect the business, condition (financial or other), income, operations or prospects of us or our subsidiaries, or otherwise materially impair in any way the contemplated future conduct of our business or the business of any of our subsidiaries;

         (c) any change, development, clarification or position taken in generally accepted accounting standards which could or would require us for financial reporting purposes to record compensation expense against our earnings in connection with the offer or the grant of the new options;

         (d) a tender or exchange offer with respect to some or all of our common shares, or a merger or acquisition proposal for us, is proposed, announced or made by another person or entity or is publicly disclosed; or

         (e) any change or changes or proposed change or changes occur in our business, condition (financial or other), assets, income, operations, prospects or share ownership or in that of our subsidiaries that, in our reasonable judgment, is or may be material to us or our subsidiaries or materially impairs or impacts or may materially impair or impact the benefits that we believe we will receive from the offer.

         The conditions to the offer are for our benefit. We may assert them in our discretion regardless of the circumstances giving rise to them prior to the expiration date. We may waive them, in whole or in part, at any time and from time to time prior to the expiration date, in our discretion, whether or not we waive any other condition to the offer. Our failure at any time to exercise any of these rights will not be deemed a waiver of any such rights. The waiver of any of these rights with respect to particular facts and circumstances is not a waiver with respect to any other facts and circumstances. Any determination we make concerning the events described in this section 6 will be final and binding upon everyone.

7.   PRICE RANGE OF COMMON STOCK UNDERLYING THE ELIGIBLE OPTIONS.

         Our common shares are traded on The Toronto Stock Exchange and on the New York Stock Exchange under the symbol "NT." The following table shows, for the periods indicated, the high and low closing sales price per common share as reported by The Toronto Stock Exchange and the New York Stock Exchange at the times indicated and after giving effect to the subdivision of our common shares on a two-for-one basis in May 2000.

                                                           TSE                     NYSE
                                                  ---------------------    ---------------------
                                                    High          Low        High          Low
                                                  --------     --------    --------     --------
Fiscal year ended December 31, 1999                 Cdn$           Cdn$       U.S.$        U.S.$
   Third Quarter...............................    38.10          29.80       25.937      19.906
   Fourth Quarter..............................    74.95          36.60       55.00       24.781
Fiscal year ending December 31, 2000
   First Quarter...............................   105.675         61.75       72.0938     37.75
   Second Quarter..............................   105.00          65.275      71.250      44.375
   Third Quarter...............................   124.50          86.50       89.000      57.9609
   Fourth Quarter..............................   105.75          46.25       70.000      30.000
Fiscal year ending December 31, 2001
   First Quarter...............................    61.10          20.52       40.500      13.100
   Second Quarter (through June 14, 2001)......    29.00          16.12       18.50       10.35


         As of June 14, 2001, the last reported sale price of our common shares, as reported on The Toronto Stock Exchange was Canadian $16.23 per share and as reported on the New York Stock Exchange was U.S.$10.60 per share. We recommend that you obtain current market quotations for our common stock before deciding whether to tender your eligible options.

8. SOURCE AND AMOUNT OF CONSIDERATION; TERMS OF NEW OPTIONS AND REPLACEMENT OPTIONS.

         Consideration.

         We will issue new options or replacement options to purchase our common shares under the applicable option plan (the same option plan under which the related eligible options were originally granted) in exchange for eligible options properly tendered and cancelled in the offer by us, subject to the terms set forth in the offer.

         The number of new options granted in exchange for eligible options that are accepted for exchange and cancelled in the offer will be determined as follows, subject to adjustments for any future stock splits, stock dividends and similar events, in accordance with the terms of the applicable option plan:

         (a) For eligible options granted on or after November 12, 1999 and before February 13, 2001, we will grant new options equal to two-thirds (2/3rds) of the number of eligible options cancelled in the offer (i.e., we will grant two new options for every three eligible options cancelled in the offer); and

         (b) For eligible options granted on or after February 13, 2001, we will grant new options equal to three-fourths (3/4ths) of the number of eligible options cancelled in the offer (i.e., we will grant three new options for every four eligible options cancelled in the offer).

However, we will not issue any new options exercisable for fractional shares. Instead, we will round down to the nearest whole number of new options with respect to each grant of eligible options tendered and cancelled in the offer. Each option entitles the eligible employee to purchase one of our common shares in accordance with the terms of the applicable option plan and instrument of grant.

         The number of replacement options granted in respect of eligible options that are accepted for exchange and cancelled in the offer will be equal to the number of such eligible options, subject to adjustment for stock splits, stock dividends and similar events.

         As of June 14, 2001, approximately 332 million options were issued and outstanding, after giving effect to options granted through June 19, 2001. Of these options, approximately 140 million options were granted and remain outstanding on or after November 12, 1999 under the option plans, of which approximately 109 million options (representing 78% of all such options) were held by eligible employees. The eligible options that we are offering to exchange represent approximately 33% of all options outstanding as of June 14, 2001, after giving effect to options granted through June 19, 2001.

         If we receive and accept tenders of all eligible options, we expect to grant a total of approximately 73 million new options, assuming all eligible employees who have tendered their eligible options are entitled to a grant of new options. Members of our board of directors and our board-appointed officers, including our most senior executives, are not eligible to participate in this Offer.

         General Terms of New Options and Replacement Options.

         The new options and the replacement options will be issued under the same option plan under which the related eligible options were originally granted. We will issue a new instrument of grant evidencing all new options and replacement options granted pursuant to this offer. The instrument of grant evidencing all new options and replacement options granted under the 1986 plan will be substantially the same as the form of instrument of grant attached as Exhibit (d)(2) to the Tender Offer Statement on Schedule TO that we filed with the SEC on June 20, 2001, except that, with respect to new options granted to eligible employees in the United Kingdom, the instrument of grant will be substantially the same as the form of instrument of grant attached as Exhibit
(d)(3) to the Tender Offer Statement. The instrument of grant evidencing all new options and replacement options granted under the 2000 plan will be substantially the same as the form of instrument of grant attached as Exhibit
(d)(5) to the Tender Offer Statement on Schedule TO that we filed with the SEC on June 20, 2001, except that, with respect to new options granted to eligible employees in the United Kingdom, the instrument of grant will be substantially the same as the form of instrument of grant attached as Exhibit (d)(6) to the Tender Offer Statement.

         The issuance of new options or replacement options under this offer will not create any contractual or other right of the recipients to receive any future grants of stock options or benefits instead of stock options or any right of continued employment.

         Description of Option Plans and New Options

         The following description of the option plans and the new options is only a summary, and may not be complete. For complete information please refer to the copies of the option plans and the forms of new option instruments of grant that have been filed with the SEC as exhibits to the Tender Offer Statement on Schedule TO. You may also contact us at Nortel Networks Corporation, Attention: Stock Option Administration-Option Exchange Program, c/o William M. Mercer Limited, 70 University Avenue, P.O. Box 5, Toronto, Ontario, Canada M5J 2M4, telephone: North America: 1-877-667-8352; International:
+1-416-868-2360, facsimile: North America: 1-800-529-7101; Local: 416-865-4906;
International: +1-416-865-4906 and e-mail:
nortel.networks.exchange.program@ca.wmmercer.com to request copies of the option plans or the forms of the new option instruments of grants, which will be provided at our expense.

         The following description of the terms of the option plans applies to the replacement options. A description of the terms of the replacement options is not included below because, as noted above, such terms are expected to be the same as the related eligible options cancelled in the exchange, except that (i) the exercise price under the replacement options will be the greater of the exercise price of the cancelled eligible options and 100% of the market price of one of our common shares on the date of grant of the replacement options (or as modified to comply with local tax laws for options granted in certain countries other than the United States and Canada), determined under the terms of the option plans, and (ii) all of the replacement options will remain exercisable for 90 days following the termination of employment or possibly longer in the case of death, retirement or disability.

         The following description summarizes the material terms of the option plans and the new options to be granted under the option plans. The terms of the 1986 plan and the 2000 plan are substantially similar, except as noted in the description below.

         The maximum number of our common shares available for issuance upon exercise of options granted under the 1986 plan is currently approximately 469.7 million. The maximum number of our common shares available for issuance upon exercise of options granted under the 2000 plan is currently 94 million. The option plans permit the grant of non-qualified stock options, options that qualify as "incentive stock options" under the U.S. Internal Revenue Code and stock appreciation rights. All eligible options subject to this offer are non-qualified options. All new options that may be granted pursuant to this offer will also be non-qualified options. In addition, we do not expect to include any stock appreciation rights in the grants of new options pursuant to this offer.

         Under the option plans, all key employees of Nortel Networks and its affiliated entities are eligible for grants of options to acquire our common shares. In addition, non-employee directors of Nortel Networks are eligible to receive grants of options under the 2000 plan. The option plans are administered by the joint leadership resources committee established, as a joint committee by our board of directors and the board of directors of Nortel Networks Limited, or such other committee as may be designated by our board of directors.

         The committee determines the key employees and, in the case of the 2000 plan, directors, to whom grants of options to acquire our common shares are made based on such factors as the committee may deem relevant. The committee also determines the terms and conditions of the options, including the number of options, the effective date of grant, whether the options are Canadian options or U.S. options and the option exercise period and vesting schedule.

         An eligible employee who tenders eligible options that are cancelled pursuant to this offer will receive a grant of new options only if such eligible employee meets all of the following conditions:

     >> The eligible employee is continuously and actively employed by Nortel Networks or one of its subsidiaries or on an authorized leave of absence from such employment from the date he or she tenders eligible options for exchange to the date of grant of the new options; and

     >> The eligible employee is actively employed by Nortel Networks or one of its subsidiaries on the new option grant date or, if the eligible employee is on an authorized leave of absence on the new option grant date, the eligible employee returns to such active employment before February 21, 2003; and

     >> Prior to the new option grant date, the eligible employee must not have:

          + received a notice of involuntary termination (including, without limitation, redundancy) from Nortel Networks or one of its subsidiaries; or

          + elected to retire or entered into an agreement with Nortel Networks or one of its eligible subsidiaries to retire.

If an eligible employee does not meet all of the conditions listed above, such eligible employee will not receive any new options in exchange for tendered eligible options that have been cancelled in the offer. That eligible employee will also not receive any other consideration or payment under such circumstances for the options tendered, except in the case of an eligible employee's involuntary termination with severance, retirement or agreement to retire or the cessation of an eligible employee's employment because of a business transaction or outsourcing as described in this offer to exchange.

         The exercise price payable by an eligible employee for a common share of Nortel Networks covered by an option is established by the committee and, subject to certain modifications adopted to comply with local tax laws of certain countries other than the United States and Canada, cannot be less than 100 percent of the market price of a common share on the effective date of grant of the option. In accordance with the terms of the option plans, except as modified to comply with local tax laws, the market price of a common share is the average of the high and low prices for a board lot of our common shares traded in Canadian dollars on The Toronto Stock Exchange on the relevant date or, if the volume of our common shares traded on the New York Stock Exchange on that date is greater, on the New York Stock Exchange. The exercise price (also known as the grant price or subscription price) of the new options will be equal to 100% of the market price of a common share on the date of grant of the new options (or as modified to comply with local tax laws for new options granted in certain countries other than the United States and Canada), determined under the terms of the option plans. The new options will be granted on the later of January 29, 2002 and six months and one day following the date that eligible options are cancelled to eligible employees who are actively employed on that grant date (and later in the case of an eligible employee who is on an authorized leave of absence on the new option grant date and who returns to active employment prior to February 21, 2003), and, accordingly, we cannot predict the exercise price of the new options. Accordingly, the new options may have a higher exercise price than some or all of your eligible options tendered and cancelled in the offer. We recommend that you obtain current market quotations for our common shares before deciding whether to tender your eligible options.

         Upon the exercise of an option, including the new options, the eligible employee pays the exercise price in cash, wire transfer, certified cheque, banker's cheque or bank draft or other similar methods of payment acceptable to the committee.

         In general, the committee may establish the term of options granted under the option plans and any vesting requirements applicable to options. The term of the new options granted under the option plans will commence on the date of grant of the related eligible options tendered and cancelled in the exchange and, subject to the applicable vesting requirements, will be exercisable during the period beginning on the effective date of grant of the new options and ending on the day before the tenth anniversary of the date of grant of the related eligible options, except that the period for exercise of the new options will end on an earlier date in the event of the termination of an eligible employee's employment. In accordance with the terms of the option plans, all of the new options will remain exercisable for 90 days following a termination of employment, or possibly longer in certain circumstances such as termination of employment due to death, disability or retirement.

         The new options will have the same vesting schedule and vesting dates as the related eligible options cancelled in the exchange. Accordingly, the new options will be vested on the date of grant to the extent that the related eligible options tendered for exchange would have been vested on that date and the remaining new options will become vested in accordance with the vesting schedule as the related eligible options that were cancelled in the exchange.

         The committee may at any time accelerate the exercisability of all or any portion of options that are outstanding, including new options and options that are outstanding on the date of any termination of an eligible employee's employment. In the case of options granted under the 2000 plan, including new options granted under the 2000 plan, the committee may also waive any requirement of continued service with Nortel Networks and its affiliated entities for such options to become exercisable on or after any such termination and/or extend the period following such termination during which the options can be exercised, provided that such period for exercise may not extend beyond the original term of such option. No option may be exercisable within a period of 12 months from the effective date of grant of such option, except if the committee accelerates the right to exercise any option or the board of directors of Nortel Networks approves earlier exercise. The committee will provide for new options to be exercisable on the date of grant or within the period of 12 months from the date of grant to the same extent the related eligible options cancelled in the exchange would have been exercisable at such time or times.

         In general, under the option plans, our board of directors may from time to time change, suspend or terminate one or both of the option plans or amend the terms of the options plans and any outstanding options under the option plans, including amendments to the option plans prior to the grant date of the new options and the replacement options, provided any approvals required under applicable law or stock exchange rules are obtained and, generally, no amendment, suspension or termination can be made to outstanding options that would adversely affect the existing rights of an eligible employee without his or her consent. We do not presently anticipate that our board will make any material amendments to the option plans prior to the date of grant of the new options other than amendments that the board considers necessary or desirable to comply with local tax or regulatory requirements or in connection with the offer.

         Appropriate adjustments may be made by our board of directors to the number or kind of shares covered by options, both as to options granted or to be granted, including the new options, and to the exercise price per share, to give effect to adjustments to the number of our common shares or types of our securities which result from certain corporate transactions.

         This summary of the option plans and the new options is qualified in its entirety by the specific language of the option plans and applicable instruments of grant, copies of which are available upon request to our Stock Option Administration-Option Exchange Program at the number or address set forth in Section 3.

         No Stockholder Rights and Employment Rights.

         Optionholders have no stockholder rights with respect to any of our common shares subject to outstanding options until such shares are purchased in accordance with the provisions of the applicable option plan and instrument of grant. Nothing in either of the option plans confers upon any optionholder any right to continued employment.

         Registration of Common Shares.

         All of our common shares issuable upon exercise of options under the option plans, including the shares that will be issuable upon exercise of all new options and replacement options to be granted pursuant to the offer, have been registered under the Securities Act on a registration statement on Form S-8 filed with the SEC. Unless you are one of our affiliates, you will be able to sell your common shares issued upon exercise of new options free of any transfer restrictions under applicable securities laws.

         Tax Consequences.

         You should refer to sections 13 and 14 for a discussion of the U.S. Federal income tax and Canadian tax consequences of accepting or rejecting this offer to tender eligible options for cancellation and of the grant of the new options and replacement options under this offer to exchange. In addition, in certain countries other than the United States and Canada, the new options may be subject to different tax rules than the rules applicable to related eligible options. We will notify the eligible employees based in the affected countries of where they can locate a separate summary of the material aspects of the different or additional tax rules that may apply to the new options in those countries. Whether you are an employee based inside or outside of the United States or Canada, we recommend that you consult with your own tax advisor to determine the tax consequences of the offer under the laws of the country or countries in which you are a taxpayer.

9.   INFORMATION CONCERNING NORTEL NETWORKS.

         The address of our principal executive office is 8200 Dixie Road, Suite 100, Brampton, Ontario, Canada L6T 5P6, where the telephone number is 1-905-863-0000. Our Internet address on the worldwide web is http://www.nortelnetworks.com. Information contained on our website does not constitute a part of this offer to exchange. For additional information regarding Nortel Networks, we recommend that you also review the materials which we have filed with the SEC and have listed in Section 17.

         Except (i) as otherwise disclosed in this offer to exchange or in our SEC filings, (ii) for the workforce reductions announced in our press releases of January 11, 2001, February 15, 2001, March 27, 2001, April 19, 2001 and June 15, 2001 and (iii) that we may enter into retention agreements with certain of our Board appointed officers in response to the uncertainties caused by the current business environment and to reinforce and encourage their continued dedication to their duties and responsibilities without the distraction of these uncertainties, we presently have no plans, proposals or negotiations of a type that are required to be disclosed in this offer to exchange under applicable securities laws.

10. INTERESTS OF DIRECTORS AND OFFICERS; TRANSACTIONS AND ARRANGEMENTS CONCERNING THE OPTIONS AND OUR COMMON SHARES.

         A list of our directors and board appointed officers, including our most senior executives, is attached to this offer as Schedule A. As of June 14, 2001, such persons, as a group, beneficially owned a total of approximately
24 million options, which represented approximately 7% of all options outstanding as of that date, after giving effect to options granted through June 19, 2001. None of our directors or board-appointed officers (including our most senior executives) are eligible to participate in the offer.

         During the 60 days prior to June 20, 2001, we granted the following options to the directors and board-appointed officer listed below.

                           Number of Options
             Name              Granted             Date          Exercise Price
             ----          ------------------      ----          --------------
John A. Roth,                   750,000         April 26, 2001     Cdn.$23.05
    Director and
    Chief Executive Officer

The Hon. James J. Blanchard,      4,000         May 24, 2001       U.S.$14.95
    Director

Robert E. Brown,                  4,000         May 24, 2001       Cdn.$23.13
    Director

John E. Cleghorn,                 4,000         May 24, 2001       Cdn.$23.13
    Director

L. Yves Fortier,                  4,000         May 24, 2001       Cdn.$23.13
    Director

Robert A. Ingram,                 4,000         May 24, 2001       U.S.$14.95
    Director

Guylaine Saucier,                 4,000         May 24, 2001       Cdn.$23.13
    Director

Sherwood H. Smith, Jr.,           4,000         May 24, 2001       U.S.$14.95
    Director

Lynton R. Wilson,                34,000         May 24, 2001       Cdn.$23.13
    Director

Kriss W. Bush,                  100,000        June 15, 2001       Cdn.$14.41
    Vice-President, Tax

Linda Mezon, Assistant           10,000        June 18, 2001       Cdn.$13.94
    Controller


         On April 24, 2001, Charles A. Childers, one of our officers, purchased on the open market 300 of our common shares for a purchase price of U.S.$15.50 per share and 200 of our common shares for a purchase price of U.S.$16.00 per share. On May 16, 2001, Brian W. McFadden, another one of our officers, exercised options to purchase 32,800 of our common shares at an exercise price of Cdn.$5.96, with respect to 8,800 of the shares and Cdn.$7.74, with respect to the remaining 24,000 of the shares. Mr. McFadden sold 24,100 of such common shares at sales prices ranging from Cdn.$20.09 to Cdn.$20.61.

         Except as otherwise described above and other than ordinary course purchases under our broad based employee stock purchase plans, investments in the company stock fund under our broad based employee investment plans and ordinary course grants of stock options to employees who are not board appointed officers and newly hired employees who are not board appointed officers, there have been no transactions in options to purchase our common shares or in our common shares which were effected during the past 60 days by Nortel Networks or, to our knowledge, by any board appointed officer, director, affiliate or subsidiary of Nortel Networks.

11. STATUS OF ELIGIBLE OPTIONS ACQUIRED BY US IN THE OFFER; ACCOUNTING CONSEQUENCES OF THE OFFER.

         Many of our eligible employees hold options with exercise prices significantly higher than the current market price of our common shares. We believe it is in our best interest to offer these eligible employees an opportunity to more effectively participate in the potential growth in our stock price. We could accomplish this goal by repricing existing options, which would enable eligible employees to immediately receive new options with an exercise price equal to our current market price (or as modified to comply with local tax laws for options granted in certain countries other than the United States and Canada), determined under the terms of the option plans. However, if we repriced existing options, we could be required under the financial accounting rules applicable to us to recognize significant charges in our financial statements relating to the repriced options which would reduce our reported earnings for each fiscal quarter that the repriced options remained outstanding. This could have a negative impact on our stock price performance.

         We believe that we can accomplish our goals of providing eligible employees the benefit of choosing whether they want to receive options that over time may have a greater potential to increase in value, without the accounting consequence described above because:

     >> we will not grant any new options to eligible employees who tender their eligible options in the offer until a day that is more than six months from the date we cancel eligible options tendered for exchange;

     >> the exercise price of all new options will equal the market price of our common shares on the future date we grant the new options (determined under the terms of the option plans); and

     >> we will not grant any other options to an eligible employee who tenders eligible options in the offer that are cancelled in the exchange until after the date on which we grant the new options.

         Eligible options we accept for exchange and acquire pursuant to this offer will be cancelled and will be returned to the pool of options available for future option grants under the applicable option plan. To the extent such options are not granted in connection with this offer, the options will be available for future grants to employees and other eligible plan participants without further stockholder action, except as may be required by applicable law or the rules of The Toronto Stock Exchange, the New York Stock Exchange or any other stock exchange on which our common shares are then quoted or listed.

12.  LEGAL MATTERS; REGULATORY APPROVALS.

         We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by our exchange of eligible options and issuance of new options or replacement options to eligible employees as contemplated by this offer, or of any approval or other action by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, that would be required for the acquisition or ownership of our options as contemplated herein, other than such other approvals as have been or are expected to be obtained by us. We are unable to predict whether we may determine that we are required to delay the acceptance of eligible options for exchange pending the outcome of any such matter. We cannot assure you that any such approval or other action, if needed, would be obtained or would be obtained without substantial conditions or that the failure to obtain any such approval or other action might not result in adverse consequences to our business. Our obligation under the offer to accept any tendered eligible options for exchange is subject to conditions, including the conditions described in Section 6.

13.  MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES.

         The following is a general summary of the material U.S. Federal income tax consequences of the exchange of eligible options and the grant of the new options or replacement options, as the case may be, pursuant to this offer applicable to the eligible U.S. subsidiaries of Nortel Networks and to those eligible employees who are U.S. citizens or residents of the U.S. This discussion is based on the now applicable provisions of the U.S. Internal Revenue Code and the regulations thereunder, all of which are subject to change, possibly on a retroactive basis. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders.

         Eligible employees who are U.S. citizens or residents of the U.S. who exchange eligible options for new options or replacement options, as the case may be, will not be required to recognize income for U.S. Federal income tax purposes at the time of the exchange. We believe that the exchange will be treated as a non-taxable exchange for U.S. Federal income tax purposes. At the date of grant of the new options or replacement options, as the case may be, eligible employees who are U.S. citizens or residents of the U.S. will not be required to recognize income for U.S. Federal income tax purposes. The grant of options is not recognized as taxable income for U.S. Federal income tax purposes.

         Upon the exercise of a new option or replacement option, as the case may be, for cash, the eligible employee will recognize compensation income, taxable as ordinary income, in an amount equal to the excess of (i) the fair market value of the shares purchased upon such exercise, on the date such option is exercised, over (ii) the exercise price of the shares purchased upon such exercise.

         The tax basis of any share received upon the exercise of a new option or replacement option, as the case may be, will be equal to the fair market value of such share on the date of exercise of such option. Upon any subsequent sale of such share, the eligible employee will realize a capital gain (or loss) in an amount equal to the difference between the amount realized on the sale and such tax basis. An eligible employee's holding period for Federal income tax purposes for such share will commence on the date following the date of exercise of the option.

         The employer generally will be entitled to a tax deduction in an amount equal to the amount of compensation income, taxable as ordinary income, recognized by the eligible employee as a result of the exercise of a new option or replacement option, as the case may be, in the year of recognition by the eligible employee.

         WE RECOMMEND THAT YOU CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO COUNTRY, STATE AND LOCAL TAX CONSEQUENCES OF PARTICIPATING IN THE OFFER.

14.  MATERIAL CANADIAN TAX CONSEQUENCES.

         The following is a general summary of the material Canadian federal income tax consequences of the exchange of eligible options and the grant of the new options or replacement options, as the case may be, pursuant to this offer applicable to the eligible Canadian subsidiaries of Nortel Networks and to those eligible employees who are residents of Canada.

         This summary is based upon the current provisions of the Income Tax Act (Canada), the related Income Tax Regulations, all specific proposals to amend the Income Tax Act and related regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof and the current administrative practices of, as published in writing by, the Canada Customs and Revenue Agency. This summary does not take into account or anticipate any other changes in law and does not take into account provincial or territorial tax consequences or the tax laws of a country other than Canada. Before the adoption and implementation of the 2000 plan, Nortel Networks received an advance income tax ruling from Revenue Canada confirming certain of the tax consequences described herein. This summary is based on the assumption that the shares will be listed on a prescribed stock exchange within the meaning of the Income Tax Act at all relevant times.

         Eligible employees who are residents of Canada who exchange eligible options for new options or replacement options, as the case may be, will not be required to recognize income for Canadian income tax purposes at the time of the exchange. We believe that the exchange will be treated as a non-taxable exchange for Canadian income tax purposes. At the date of grant of the new options or replacement options, as the case may be, eligible employees who are residents of Canada will not be required to recognize income for Canadian income tax purposes. The grant of options is not recognized as taxable income for Canadian income tax purposes.

         Where in a taxation year an eligible employee acquires shares on the exercise of a new option or replacement option, as the case may be, the amount, if any, by which the value at that time of the shares exceeds the amount paid by the eligible employee will be deemed to be a benefit received by the eligible employee and included in computing the eligible employee's income. The amount so included in the eligible employee's income will be added in computing the adjusted cost base to the eligible employee of the shares. The eligible employee will be entitled to deduct one quarter of the amount so included in the eligible employee's income in computing the eligible employee's taxable income provided the shares qualify as "prescribed shares" at the time of their issue. Draft legislation contained in Bill C-22 tabled by the Minister of Finance (Canada) on March 21, 2001 proposes to increase this deduction to one-half and, subject to certain conditions and limits, to allow the deferral of the income inclusion from the exercise of stock options until the disposition of the shares on up to $100,000 of options vesting in a year.

         In general, a disposition, or a deemed disposition, of shares by an eligible employee who holds such shares as capital property will give rise to a capital gain (or capital loss) to the extent that the proceeds of disposition net of any costs of disposition, exceed (or are exceeded by) the adjusted cost base of such shares to the eligible employee. Generally, three quarters of any such gain will be included in computing the eligible employee's income for the year of disposition, and the eligible employee may normally deduct three quarters of any such loss for the year of disposition or preceding or future years (subject to limitations and adjustments contained in the Income Tax Act) to the extent of taxable capital gains. Bill C-22 proposes to reduce the income inclusion for capital gains to one-half.

         WE RECOMMEND THAT YOU CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF PARTICIPATING IN THE OFFER.

15.  EXTENSION OF OFFER; TERMINATION; AMENDMENT.

         We may, from time to time, extend the period of time during which this offer is open and delay accepting any eligible options tendered to us by announcing the extension and giving oral or written notice of the extension to eligible employees and making an announcement thereof. If the offer is extended, then the grant date of the new options will also be extended if necessary to ensure that the new options are granted more than six months following the date tendered eligible options are cancelled.

         We also expressly reserve the right, in our reasonable judgment, prior to the expiration date to terminate or amend the offer and to postpone our acceptance and cancellation of any eligible options tendered for exchange upon the occurrence of any of the conditions specified in Section 6, by giving oral or written notice of such termination or postponement to eligible employees and making an announcement thereof. Our reservation of the right to delay our acceptance and cancellation of eligible options tendered for exchange is limited by Rule 13e-4(f)(5) promulgated under the Securities Exchange Act, which requires that we must pay the consideration offered or return the eligible options tendered promptly after termination or withdrawal of a tender offer.

         Subject to compliance with applicable law, we further reserve the right, in our discretion, and regardless of whether any event set forth in
Section 6 has occurred or is deemed by us to have occurred, to amend this offer in any respect, including, without limitation, by decreasing or increasing the consideration offered in this offer to eligible employees or by decreasing or increasing the number of options being sought in the offer.

         Amendments to the offer may be made at any time and from time to time by an announcement of the amendment. In the case of an extension, the amendment must be issued no later than 9:00 a.m., eastern daylight savings time, on the next business day after the last previously scheduled or announced expiration date. Any announcement made pursuant to the offer will be disseminated promptly to eligible employees in a manner reasonably designated to inform eligible employees of such change. Without limiting the manner in which we may choose to make an announcement, except as required by applicable law, we have no obligation to publish, advertise or otherwise communicate any such announcement other than by issuing a press release through our normal channels.

         If we materially change the terms of the offer or the information concerning the offer, or if we waive a material condition of the offer, we will extend the offer to the extent required by Rules 13e-4(d) (2) and 13e-4(e) (3) under the Securities Exchange Act. These rules require that the minimum period during which an offer must remain open following material changes in the terms of the offer or information concerning the offer, other than a change in price or a change in percentage of securities sought, will depend on the facts and circumstances, including the relative materiality of such terms or information.

16.  FEES AND EXPENSES.

         We will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of eligible options pursuant to this offer to exchange.

17.  ADDITIONAL INFORMATION.

         We have filed with the SEC a Tender Offer Statement on Schedule TO, of which this offer to exchange is a part, with respect to the offer. This offer to exchange does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that you review the Schedule TO, including its exhibits, and the following materials which we have filed with the SEC before making a decision on whether to tender your eligible options:

         (a) Our Annual Report on Form 10-K for the year ended December 31, 2000, filed March 13, 2001;

         (b) Our Quarterly Report on Form l0-Q for the quarter ended March 31, 2001, filed May 15, 2001;

         (c) The description of our common shares contained in our registration statement on Form 8-A, as amended by Form 8-A/A filed on May 1, 2000, including all amendments or reports updating this description; and

         (d) Our Reports on Form 8-K, dated January 22, 2001, January 29, 2001, February 2, 2001, February 7, 2001, February 16, 2001, March 14, 2001, March 23, 2001, March 28, 2001, April 11, 2001, April 25, 2001, May 14, 2001 and June 15,
2001.

         We hereby incorporate by reference additional documents that we may file with the SEC between the date of this prospectus and the expiration date of our offer. These include periodic reports, such as quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements.

         These filings, our other annual, quarterly and current reports, our proxy statements and our other SEC filings may be examined, and copies may be obtained, at the following SEC public reference rooms:

450 Fifth Street, N.W.                              500 West Madison Street
Room 1024                                           Suite 1400
Washington, D.C. 20549                              Chicago, Illinois 60661

You may obtain information on the operation of the public reference rooms by calling the SEC at l-800-SEC-0330. Our SEC filings are also available to the public on the SEC's Internet site at http://www.sec.gov.

         Our common shares are listed for trading on The Toronto Stock Exchange and on the New York Stock Exchange under the symbol "NT."

         We will also provide without charge to each person to whom a copy of this offer to exchange is delivered, upon the written or oral request of any such person, a copy of any or all of the documents to which we have referred you, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to:

         Nortel Networks Corporation
         Attention: Stock Option Administration-Option Exchange Program
          c/o William M. Mercer Limited
         70 University Avenue, P.O. Box 5
         Toronto, Ontario, Canada M5J 2M4
         telephone:    North America: 1-877-667-8352
                       International: +1-416-868-2360
         facsimile:    North America: 1-800-529-7101
                       Local: 416-865-4906
                       International: +1-416-865-4906
         e-mail:       nortel.networks.exchange.program@ca.wmmercer.com

between the hours of 9:00 a.m. and 4:00 p.m., eastern daylight savings time. As you read the documents listed in Section 17, you may find some inconsistencies in information from one document to another. Should you find inconsistencies between the documents, or between a document and this offer to exchange, you should rely on the statements made in the most recent document. The information contained in this offer to exchange about Nortel Networks should be read together with the information contained in the documents to which we have referred you.

18.  FORWARD LOOKING STATEMENTS.

         This offer to exchange and our SEC reports referred to above include "forward-looking statements." When used in this offer to exchange, the words "could", "may", "anticipates," "believes," "estimates," "expects," "intends," "plans" and similar expressions as they relate to Nortel Networks or our management are intended to identify these forward-looking statements. These address our expected business, results of operations, future financial position, business strategy, financing plans and capital requirements, forecasted trends relating to our services or the markets in which we operate and similar matters and include statement based on current expectations, estimates, forecasts and projections about the economies and markets in which we operate and our beliefs and assumptions regarding these economies and markets. This information and such statements are subject to important risks, uncertainties and assumptions, which are difficult to predict. The results or events predicted in these statements may differ materially from actual results or events. Factors which cause results or events to differ from current expectations include, among other things: the impact of price and product competition; the dependence of new product development; the impact of rapid technological and market change; the ability of Nortel Networks to make acquisitions and/or integrate the operations and technologies of acquired businesses in an effective manner; general industry and market conditions and growth rates; international growth and global economic conditions, particularly in emerging markets and including interest rate and currency exchange rate fluctuations; the impact of consolidations in the telecommunications industry; the uncertainties of the internet; stock market volatility; the ability of Nortel Networks to recruit and retain qualified employees; the ability to obtain timely, adequate and reasonably priced component parts from suppliers and internal manufacturing capacity; the impact of the credit risks of our customers; the entrance by Nortel Networks into an increased number of supply, turn-key and outsourcing contracts which contain delivery, installation and performance provisions, which, if not met, could result in Nortel Networks having to pay substantial penalties or liquidated damages; the impact of increased provision of customer financing and commitments by Nortel Networks; potentially higher costs actually incurred in connection with restructuring actions compared to the estimated costs of such actions; the inherent uncertainties underlying the estimates and assumptions used in calculating asset valuations; and other risk factors listed from time to time in the reports and other documents we file with the SEC. Nortel Networks disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

19.  Miscellaneous.

         We are not aware of any country where the making of this offer is not in compliance with applicable law. If we become aware of any country where the making of the offer is not in compliance with any valid applicable law, we will make a good faith effort to comply with such law. If, after such good faith effort, we cannot comply with such law, the offer will not be made to, nor will tenders be accepted from or on behalf of, the eligible employees residing in such country.

         We have not authorized any person to make any recommendation on our behalf as to whether you should tender or refrain from tendering your eligible options pursuant to the offer. You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to give you any information or to make any representations in connection with the offer other than the information and representations contained in this document or in the related acceptance letter. If anyone makes any recommendation or representation to you or gives you any information, you must not rely upon that recommendation, representation or information as having been authorized by us.

                                                    Nortel Networks Corporation

June 20, 2001

                                   SCHEDULE A

                             INFORMATION CONCERNING
                   THE DIRECTORS AND BOARD APPOINTED OFFICERS
                         OF NORTEL NETWORKS CORPORATION

         The directors and board appointed officers of Nortel Networks Corporation and their positions and offices as of June 14, 2001, are set forth in the following table:

        Name                             Position and Offices Held
        ----                             -------------------------

The Hon. James J. Blanchard              Director
Robert E. Brown                          Director
John E. Cleghorn                         Director
Frank A. Dunn                            Director and Chief
                                          Financial Officer
L. Yves Fortier C.C., Q.C.               Director
Robert A. Ingram                         Director
John A. Roth                             Director and President
                                          and Chief Executive Officer
Guylaine Saucier                         Director
Sherwood H. Smith, Jr.                   Director
Lynton R. Wilson                         Director and Chairman of
                                          the Board (non-executive)
Nicholas J. DeRoma                       Chief Legal Officer
Anil K. Khatod                           Chief Marketing and Strategy Officer
Robert Yu Lang Mao                       Chief Executive Officer, Nortel China
Richard C. Ricks                         Chief Information Officer
Gary R. Donahee                          President, Americas
Pascal Debon                             President, Europe, Middle
                                          East and Africa
Masood A. Tariq                          President, Asia
Chahram Bolouri                          President, Global Operations
D. Gregory Mumford                       President, Optical Internet
Franco Plastina                          President, Wireless and Core Networks
Jules J.M. Meunier                       President, Wireless
Eric Ross                                President, Enterprise Solutions
                                          and Customer Care
Charles A. Childers                      President, Major Accounts
Steven L. Schilling                      President, Optical Ethernet
Kannankote S. Srikanth                   President, Professional Services
Vickie L. Yohe                           President, Established Businesses
Lloyd A. Carney                          President, Core IP Networks
Brian W. McFadden                        President, Metropolitan Optical
Jerome P. Huret                          Senior Vice-President, Corporate
                                          Development
William R. Kerr                          Senior Vice-President, Corporate
                                          Business Development
Klaus M. Buechner                        Senior Vice-President, Business
                                          Development
David L. Burn                            Vice-President, Taxation
William J. Donovan                       Senior Vice-President,
                                          Human Resources
Deborah J. Noble                         Corporate Secretary
Douglas C. Beatty                        Controller
Katharine B. Stevenson                   Treasurer
Linda F. Mezon                           Assistant Controller
Blair F. Morrison                        Assistant Secretary
John M. Doolittle                        Assistant Treasurer
Robert B. Kaye                           General Auditor
Kriss W. Bush (commenced June 15, 2001)  Vice-President, Tax


         In addition, the address of each director and board appointed officer is: c/o Nortel Networks Corporation, 8200 Dixie Road, Suite 100, Brampton, Ontario, Canada L6T 5P6.

                                   SCHEDULE B

                           NORTEL NETWORKS CORPORATION

                     HYPOTHETICAL EXAMPLES OF VARIOUS TERMS,
                       CONDITIONS AND ASPECTS OF THE OFFER
                          TO EXCHANGE ELIGIBLE OPTIONS

         All of the examples included in this Schedule B are hypothetical and are provided to you solely to illustrate certain of the terms, conditions and other aspects of the offer. The examples are not intended to and do not express any prediction of future events or the views, predictions or expectations of Nortel Networks or its board of directors. In particular, the following examples are not intended to and do not express any view concerning the future performance of Nortel Networks common shares, the stock market generally or the industry in which Nortel Networks operates; Nortel Networks' future operations; the employment policies or plans of Nortel Networks; the compensation or benefit policies or plans of Nortel Networks; or any similar policy or plan. Although our board of directors has approved this offer, neither we nor our board of directors makes any recommendation as to whether you should tender or refrain from tendering your eligible options. You must make your own decision whether to tender eligible options.

         All of the examples assume a hypothetical date for the cancellation of eligible options, a hypothetical date for the grant of new options and a hypothetical market price for our common shares on the new option grant date, as follows.

     >>   Hypothetical eligible option cancellation date: July 27, 2001

     >>   Hypothetical new option grant date: February 1, 2002

     >>   Hypothetical market price for our common shares on November 1, 2001:
          U.S.$20.00

     >>   Hypothetical market price for our common shares on February 1, 2002:
          U.S.$25.00

     >>   Hypothetical market price for our common shares on June 1, 2002:
          U.S.$22.00

     >>   Exercise price is also known as grant price or subscription price.

     1. Grant of New Options To Eligible Employee Who Continues in Active Employment Through New Option Grant Date.

 ------------------------------------------------------------------------------------------------------------------
                    ELIGIBLE OPTIONS                                              NEW OPTIONS
 ------------------------------------------------------------------------------------------------------------------
 Grant Date      # of          Vesting Dates    Exercise       Grant Date      # of       Vesting Dates    Exercise
 ----------      -----         -------------    ---------      ----------      -----      -------------    --------
                Options                         Price                          Options                      Price
                -------                         ------                         -------                      -----
                                                (U.S.$)                                                     (U.S.$)
                                                -------                                                     -------
Nov. 15,        1,000          >>  333          $100           February 1,     666 (two   >>   444           $25.00
1999                               options on                  2002            for three)      options on
                                   Nov. 15,                                                    new option
                                   2000                                                        grant date
                                                                                          >>   222
                               >>   333                                                        options on
                                    options on                                                 Nov. 15,
                                    Nov. 15,                                                   2002
                                    2001
                               >>   334
                                    options on
                                    Nov. 15,
                                    2002

May 1, 2001     1,500          >>   500         $75            February 1,     1,125      >>   375           $25.00
                                    options on                 2002            (three for      options on
                                    May 1, 2002                                four)           May 1, 2002
                               >>   500                                                   >>   375
                                    options on                                                 options on
                                    May 1, 2003                                                May 1, 2003
                               >>   500                                                   >>   375
                                    options on                                                 options on
                                    May 1, 2004                                                May 1, 2004


     2.   Grant of New Options To Eligible Employee Who Is On An Authorized
          Leave of Absence On The New Option Grant Date And Who Returns to
          Active Employment on April 10, 2002 And Receives A Grant Of New
          Options On June 1, 2002 (which is within 60 days of the return to active employment).

 --------------------------------------------------------------------------------------------------------------------
                    ELIGIBLE OPTIONS                                              NEW OPTIONS
 --------------------------------------------------------------------------------------------------------------------
 Grant Date     # of           Vesting Dates    Exercise       Grant Date      # of       Vesting Dates      Exercise
 ----------     ----           -------------    --------       ----------      ----       -------------      --------
                Options                         Price                          Options                       Price
                -------                         -----                          -------                       -----

                                                (U.S.$)                                                      (U.S.$)
                                                -------                                                      -------
Dec. 1, 1999    1,000,         >>  333          $100           June 1, 2002    600 (two   >>   377           $22.00
                but on             options on                                  for three)      options on
                Mar. 1,            Dec. 1, 2000                                                new option
                2001, 100      >>  333                                                         grant date
                options            options on                                             >>   223
                exercised          Dec. 1, 2001                                                options on
                               >>  334                                                         Dec. 1,
                                   options on                                                  2002
                                   Dec. 1, 2002

May 1, 2001     1,500          >>  500          $75            June 1, 2002    1,125      >>   375           $22.00
                                   options on                                 (three for       options on
                                   May 1, 2002                                 four)           new option
                               >>  500                                                         grant date
                                   options on                                             >>   375
                                   May 1, 2003                                                 options on
                               >>  500                                                         May 1, 2003
                                   options on                                             >>   375
                                   May 1, 2004                                                 options on
                                                                                               May 1, 2004

     3.   Grant of Replacement Options To Eligible Employee Who Receives A
          Notice Of Termination With Severance On September 30, 2001; Severance
          Period Ends December 31, 2001. Replacement Options Granted on November
          1, 2001 (which is within 60 days of notice of termination).

 --------------------------------------------------------------------------------------------------------------------
                    ELIGIBLE OPTIONS                                          REPLACEMENT OPTIONS
 --------------------------------------------------------------------------------------------------------------------
 Grant Date     # of           Vesting Dates    Exercise       Grant Date      # of       Vesting Dates      Exercise
 ----------     -----          -------------    ---------      ----------      -----      -------------      --------
                Options                         Price                          Options                       Price
                --------                        -----                          --------                      -----

                                                (U.S.$)                                                      (U.S.$)
                                                -------                                                      -------

Dec. 1, 1999    1,000          >>   333         $100           Nov. 1, 2001     1,000     >>   333           $100.00
                                    options on                                                 options on
                                    Dec. 1, 2000                                               replacement
                               >>   333                                                        option grant
                                    options on                                                 date
                                    Dec. 1, 2001                                          >>   333
                               >>   334                                                        options on
                                    options on                                                 Dec. 1, 2001
                                    Dec. 1, 2002                                          >>   334
                                                                                               options do
                                                                                               not vest
                                                                                               since
                                                                                               vesting date
                                                                                               after
                                                                                               severance
                                                                                               period ends

Sept. 1, 2000   1,500          >>   500         $15            Nov. 1, 2001    1,500      >>   500           $20.00
                                    options on                                                 options on
                                    Sept. 1,                                                   replacement
                                    2001                                                       option grant
                               >>   500                                                        date
                                    options on                                            >>   1,000
                                    Sept. 1,                                                   options do
                                    2002                                                       not vest
                               >>   500                                                        since
                                    options on                                                 vesting date
                                    Sept. 1,                                                   after
                                    2003                                                       severance
                                                                                               period ends

          4.   Grant of Replacement Options To Eligible Employee Who Is Eligible
               And Elects On September 30, 2001 To Retire Effective December 31,
               2001.

                    ELIGIBLE OPTIONS                                          REPLACEMENT OPTIONS

 Grant Date     # of           Vesting Dates    Exercise       Grant Date      # of       Vesting Dates      Exercise
 ----------     -----          -------------    ---------      ----------      -----      -------------      --------
                Options                         Price                          Options                       Price
                --------                        -----                          --------                      -----

                                                (U.S.$)                                                      (U.S.$)
                                                -------                                                      -------
Dec. 1, 1999    1,000          >>   333         $100           Nov. 1, 2001    1,000      >>   333           $100.00
                                    options on                                                 options on
                                    Dec. 1, 2000                                               replacement
                               >>   333                                                        option grant
                                    options on                                                 date
                                    Dec. 1, 2001                                          >>   333
                               >>   334                                                        options on
                                    options on                                                 Dec. 1, 2001
                                    Dec. 1, 2002                                          >>   334
                                                                                               options vest
                                                                                               on
                                                                                               retirement
                                                                                               date


Sept. 1, 2000   1,500          >>   500         $15            Nov. 1, 2001    1,500      >>   500           $20.00
                                    options on                                                 options on
                                    Sept. 1,                                                   replacement
                                    2001                                                       option grant
                               >>   500                                                        date
                                    options on                                            >>   1000
                                    Sept. 1,                                                   options vest
                                    2002                                                       on
                               >>   500                                                        retirement
                                    options on                                                 date
                                    Sept. 1,
                                    2003